UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to § 240.14a-12

THE RYLAND GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

This page intentionally left blank.

LETTER FROM OUR CHAIRMAN

Dear Fellow Stockholders

As we have done in the past, this year we reviewed Ryland’s governance practices to assure that we are current on the best accepted practices in this area. In line with this focus, we approved, effective February 12, 2013, the amendment of our Bylaws to provide that all Directors are elected by a majority vote of stockholders. During 2012, we also established clawback and anti-hedging/anti-pledging policies. Consistent with our focus on best practices in corporate governance, we maintain a Board of Directors that, except for Mr. Nicholson, Ryland’s CEO, is composed entirely of “independent directors” and I serve as your independent Chairman of the Board. Additionally, both the Board of Directors and Executive Officers are subject to published stock ownership requirements. We maintain a comprehensive set of policies that govern the conduct of the Board of Directors. These policies are contained within our “Guidelines on Significant Corporate Governance Issues.” You will find the “Guidelines on Significant Corporate Governance Issues” at www.ryland.com/home/investors.html under the Corporate Governance heading.

Over this past year, your Board of Directors and Compensation Committee reviewed Ryland’s executive compensation programs and followed up on feedback received in connection with the 2012 Annual Meeting of Stockholders. As discussed in greater detail within the 2013 Compensation Discussion and Analysis, the following actions were accomplished in 2012:

•

Adopted Executive Stock Ownership Guidelines

•

Eliminated Tax Gross-Ups for Executive Officers

•

Added a Stock Price Threshold to 2012 Executive Officer Stock Option Agreements

•

Added a Long-Term Incentive Plan for Executive Officers with a Multi-Year TSR Performance Measurement

•

Revised and expanded Ryland’s Compensation Peer Group

In recent months, our Executive Officers have discussed these actions with the majority of our largest stockholders and received positive feedback to the changes we initiated. We have redesigned our Proxy Statement and hope it provides the information you seek in an easier format to read. In closing, on behalf of your Board of Directors, I request your support for the proposals presented for action at the 2013 Annual Meeting of Stockholders.

With Best Regards,
William L. Jews
Chair of the Board of Directors

RYLAND GROUP – 2013 Proxy Statement   3

Proxy Summary

Responses to 2012 “Say-on-Pay” Vote

•

Added a Stock Price Threshold to the 2012 Stock Option Agreement with Executive Officers

•

Added a Long-Term Incentive Plan for Executive Officers with a Multi-Year TSR Performance Measurement

•

Eliminated Tax Gross-Ups for Executive Officers

•

Revised and Expanded Compensation Peer Group

•

Contacted our largest stockholders for outreach and discussions during 2012

•

New Compensation Consultant

•

Adopted Executive Stock Ownership Guidelines

Business Highlights

•

Ryland delivered strong financial and operational performance in 2012 which is reflected in the significant appreciation in our stock price during 2012. Ryland’s stock price went from a closing price of $16.02 on January 3, 2012 to a closing price of $37.58 on January 2, 2013, representing an increase of 135 percent over this period.

•

Ryland achieved its first year of profitability since 2006 with net income from continuing operations of $42.4 million in 2012 compared to a net loss of $29.9 million in 2011.

•

Homebuilding revenues increased by 47.3 percent to $1.3 billion for the 12 months of 2012 from $862.6 million in 2011.

•

New home orders rose to 5,719 units for 2012 – an increase of 51.8 percent from 2011.

•

Home closings in 2012 grew to 4,809 units which represents an improvement of 40.9 percent from 2011.

•

Backlog increased 61.4 percent to 2,391 units at December 31, 2012 from 1,481 units at December 31, 2011.

•

Ryland’s annualized Total Shareholder Return (TSR) improved to 133 percent for 2012 as compared to minus 7 percent in 2011.

•

Ryland’s housing gross profit margin increased from 18.1 percent in the fourth quarter of 2011 to 20.0 percent in the fourth quarter of 2012.

•

Ryland’s active communities increased by 12.8 percent from 211 communities at December 31, 2011 to 238 communities at December 31, 2012.

Governance of the Company

•

Majority Voting on Director Elections

•

Leadership Structure with Independent Chairman

•

All Independent Directors with the exception of our CEO

•

Comprehensive Guidelines on Significant Corporate Governance Issues

•

Risk Oversight by Audit Committee and Board of Directors

•

Director Stock Ownership and Retention Requirements

•

Annual Frequency of Advisory Vote to approve Executive Compensation

RYLAND GROUP – 2013 Proxy Statement   4

Compensation Best Practices

The best practices evidenced by our compensation programs and processes include:

WE DO	WE DO NOT
A significant portion of the total compensation of our Executive Officers is determined based on performance tied to strategic objectives.	No tax gross-ups for Executive Officers.
Executive Stock Ownership Guidelines as multiple of annualized base salary.	No repricing or replacement of stock options and other equity awards.
Change-in-control severance agreements contain “double triggers.”

No hedging policy that prohibits entering into any contract or instrument designed to hedge or offset any decrease in the market value of Ryland’s stock unless written approval is received from Ryland’s General Counsel.

Cash severance under change-in-control agreements is limited to less than three times annual compensation.	No pledging policy that prohibits Directors and Executive Officers from pledging Ryland stock as collateral for a loan.
Clawback policy that permits the recoupment of excess compensation from a culpable Executive Officer in the event of a restatement of financial results.

No employment agreements with Executive Officers which guarantee salaries, bonuses or other compensation or benefits. Mr. Nicholson has a CEO severance agreement in the event of a termination of his employment and all Executive Officers have change-in-control severance agreements.

The Compensation Committee is composed entirely of independent Directors and the Committee has retained Exequity as its independent executive compensation consultant.	No cash dividend equivalent payments are made until the related restricted stock unit grant vests and is payable.

Pay for Performance Compensation Mix

The charts below show the 2012 percentage of performance linked compensation for our CEO and our other Named Executive Officers (NEOs). These charts identify that 81 percent of our CEO’s and 70 percent of our NEOs’ compensation is dependent on and determined by the success of Ryland’s financial, operational, strategic and stock performance.

2012 TOTAL COMPENSATION
(FROM SUMMARY COMPENSATION TABLE - PAGE 36)

CEO
81%
Performance Linked
14%
5%
20%
38%
23%
OTHER NEOS
70%
Performance Linked
15%
19%
11%
7%
48%
Salary
Annual Bonus Incentive Award
Restricted Stock Award
Stock Option Award
Other Compensation

RYLAND GROUP – 2013 Proxy Statement   5

Relative Alignment of CEO Pay

The table below demonstrates the alignment as of February 12, 2013 of our CEO’s compensation and our total shareholder return (TSR) relative to the companies included in our Compensation Peer Group.

The “3 Year TSR” in this table is as of December 31, 2012, and the “CEO Total Compensation” is taken from the Summary Compensation Tables of the most recent Proxy Statements as of February 12, 2013.

Five-Year Total Shareholder Return

The following chart shows how a $100 investment in Ryland Common Stock on December 31, 2007 would have grown to $139.39 on December 31, 2012, with dividends reinvested quarterly, as compared to a $100 investment in the S&P 500 over the same period that would have declined to $97.13 on December 31, 2012, with dividends reinvested quarterly.

Voting Matters

		More information	Board recommendation	Broker Non-Votes and Abstentions	Votes required for approval
PROPOSAL 1	Election of Directors	page 10	FOR each nominee	Do not count	Majority of shares cast
PROPOSAL 2	Advisory Vote to Approve Executive Compensation	page 50	FOR
PROPOSAL 3	Approval of Senior Executive Performance Plan	page 52	FOR
PROPOSAL 4	Ratification of Auditors	page 54	FOR

RYLAND GROUP – 2013 Proxy Statement   6

Notice of Annual Meeting of Stockholders

To the Stockholders:

Notice is given that the Annual Meeting of Stockholders of The Ryland Group, Inc. (“Ryland”) will be held at The Ritz-Carlton, 4375 Admiralty Way, Marina del Rey, California, on April 24, 2013, at 8:00 a.m., local time, for the following purposes:

1.

To elect seven Directors named in the Proxy Statement to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify.

2.

To approve the compensation program for Ryland’s Named Executive Officers with an advisory vote.

3.

To approve Ryland’s Senior Executive Performance Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code. Compliance with Section 162 (m) of the Internal Revenue Code results in the tax deductibility of related compensation expense.

4.

To ratify the appointment of Ernst & Young LLP as Ryland’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

5.

To act upon other business properly brought before the meeting.

Stockholders of record at the close of business on February 12, 2013 are entitled to vote at the meeting or any adjournment thereof. Please date and sign the enclosed proxy and return it in the accompanying postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by filing with the Secretary of Ryland a notice of revocation or a duly executed proxy bearing a later date. Your proxy may also be revoked by attending the meeting and voting in person.

By Order of the Board of Directors

Timothy J. Geckle
Secretary

March 12, 2013

Table of Contents

Proposal No. 1	Election of Directors	10
Information Concerning the Board of Directors	13
Communications with Directors	16
2012 Director Compensation	17
Security Ownership of Certain Beneficial Owners and Management	18
2013 Compensation Discussion and Analysis	20
Executive Summary	20
Ryland’s Compensation Best Practices	24
Revised Compensation Peer Group	26
Upcoming Executive Compensation Program for 2013	26
The Compensation Committee’s Independent Compensation Consultant	27
Components of Executive Compensation	28
Policies and Practices	32
Compensation Committee Report	35
Summary Compensation Table	36
Grants of Plan-Based Awards in 2012	38
Discussion of Compensation Agreements and Plans	40
Outstanding Equity Awards at December 31, 2012	42
Option Exercises and Stock vested in 2012	43
2012 Pension Benefits	45
2012 Nonqualified Deferred Compensation	46
Potential Payments upon Termination or Change of Control	47
Proposal No. 2	Advisory Vote to Approve Executive Compensation	50
Proposal No. 3	Approve Ryland’s Senior Executive Performance Plan	52
Proposal No. 4	Ratification of Independent Registered Public Accounting Firm	54
Audit Committee Report	55
Fees of Ernst & Young LLP	56
Section 16(a) Beneficial Ownership Reporting Compliance	57
Stockholders’ Proposals	57
Other Matters	57
EXHIBIT A	Senior Executive Performance Plan	59

Welcome to the 2013 Annual Meeting of Stockholders

The enclosed proxy is being solicited by The Ryland Group, Inc. (“Ryland”) for use at the Annual Meeting of Stockholders on April 24, 2013. This Proxy Statement and proxy are first being distributed to stockholders on approximately March 12, 2013. Ryland’s Annual Report on Form 10-K for the year ended December 31, 2012 is enclosed with this Proxy Statement. If a proxy is properly executed and received by Ryland prior to voting at the meeting, the shares represented by the proxy will be voted in accordance with the instructions contained on the proxy. In the absence of instructions, the shares will be voted FOR the election of each Director, the approval of the compensation program for Ryland’s Named Executive Officers, the approval of Ryland’s Senior Executive Performance Plan, and the appointment of Ernst & Young LLP as Ryland’s accounting firm for 2013. A proxy may be revoked by a stockholder at any time prior to its exercise by filing with the Secretary of Ryland a notice of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

The election of each of the Directors requires the affirmative vote of a majority of the votes cast in person or by proxy for the election of each particular Director with a quorum present. As a result, the number of shares voted “for” a Director must exceed the number of shares voted “against” that Director. For the election of Directors, abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote.

The votes that stockholders cast “for” must exceed the votes stockholders cast “against” to approve the compensation program for Ryland’s Named Executive Officers with an advisory vote. Because this vote is advisory, it is not binding on the Board of Directors or Ryland. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote.

Approval of Ryland’s Senior Executive Performance Plan and the ratification of Ernst & Young LLP as Ryland’s independent registered public accounting firm for the fiscal year ending December 31, 2013, require the affirmative vote of a majority of the votes cast in person or by proxy with a quorum present. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote.

Brokers may not vote shares unless they receive voting instructions from stockholders, with the exception of the ratification of Ernst & Young LLP as Ryland’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Ryland will utilize the services of Alliance Advisors in the solicitation of proxies for this Annual Meeting of Stockholders for a fee of $18,000, plus expenses. Ryland may also solicit proxies by mail, personal interview or telephone by officers and other management employees of Ryland, who will receive no additional compensation for their services. The cost of solicitation of proxies is borne by Ryland. Arrangements will be made by Ryland for the forwarding to beneficial owners, at Ryland’s expense, of soliciting materials by brokerage firms and others.

Only stockholders of record at the close of business on February 12, 2013 are entitled to vote at the meeting or any adjournment thereof. The only outstanding securities of Ryland entitled to vote at the meeting are shares of Common Stock. There were 45,443,031 shares of Common Stock outstanding as of the close of business on February 12, 2013. Ryland’s Common Stock does not have cumulative voting rights. Holders of Common Stock are entitled to one vote per share on all matters. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 24, 2013:

This Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2012, are available at http://viewproxy.com/ryland/2013/

Stockholders may obtain a copy of the Annual Report on Form 10-K for the year ended December 31, 2012 by contacting the Corporate Secretary at 3011 Townsgate Road, Suite 200, Westlake Village, California 91361.

RYLAND GROUP – 2013 Proxy Statement   9

Back to Contents

PROPOSAL NO. 1    ELECTION OF DIRECTORS

The Directors listed below (seven in number) are nominated for election to hold office until the next Annual Meeting of Stockholders or until the election and qualification of their successors. Management has no reason to believe that any nominee is unable or unwilling to serve as a Director; but if that should occur for any reason, the proxy holders reserve the right to vote for another person of their choice. The proxies solicited, unless directed to the contrary, will be voted FOR the seven Directors named below.

The Board of Directors unanimously recommends that the stockholders vote FOR each of the nominees listed below.

Set forth below is information regarding the Directors nominated for election at the Annual Meeting of Stockholders, including background information and information regarding the specific experience, qualifications, attributes and skills that support the conclusion that these nominees should serve as Directors of Ryland.

William L. Jews

Age: 61

Year in which First Elected a Director: 1995

Committees Served: Chairman of the Board of Directors and a member of the Compensation and Nominating and Governance Committees

Principal Occupation and Other Public Company Directorships for Five Prior Years and Other Information: Chairman of the Board of Directors of Ryland; President and Chief Executive Officer of CareFirst Blue Cross Blue Shield until 2006; and Director of Choice Hotels International, Inc., Fortress International Group Inc., Camden Learning Corporation, Sterling Venture Partners/Securenet and KCI Technologies Inc.

Mr. Jews was instrumental in the expansion and growth of CareFirst Blue Cross Blue Shield in the Mid-Atlantic markets that it served which led it to generate over $6 billion in annual revenue. As President and Chief Executive Officer, Mr. Jews led this successful and complex health insurance administrator and servicer during a time of numerous business, market and regulatory challenges. He serves on the Board of a leading national hotel chain, Choice Hotels International, as well as having served as a Director for a nationally recognized leader in credit related services, MBNA Corporation. He has also served on the Boards of Ecolabs Corp. and Bank of America. His experience on several Boards provides him with a broad range of experience and knowledge which is relevant to his current role as Chairman of Ryland’s Board of Directors.

Ned Mansour

Age: 64

Year in which First Elected a Director: 2000

Committees Served: Chairman of the Nominating and Governance Committee and a member of the Audit Committee

Principal Occupation and Other Public Company Directorships for Five Prior Years and Other Information: President of Mattel, Inc. until 2000

Mr. Mansour served as President of Mattel, Inc., a worldwide leader in the design, manufacture and marketing of family products, until his retirement in March 2000. He joined Mattel in 1978 as an attorney and held numerous positions before becoming President, including President of Corporate Operations, President of Mattel USA, Chief Administrative Officer, and Executive Vice President and General Counsel. Mr. Mansour previously served as a member of the Board of Directors of Mattel, Inc., Big Lots, Inc., a national retailer, and Blue Nile, Inc., a leading online retailer of diamonds and fine jewelry. With his legal, operational and managerial experience, Mr. Mansour brings an informed insight and understanding to Ryland’s Board and the work of its various committees.

RYLAND GROUP – 2013 Proxy Statement   10

Back to Contents

Robert E. Mellor

Age: 69

Year in which First Elected a Director: 1999

Committees Served: Chairman of the Compensation Committee and a member of the Audit Committee

Principal Occupation and Other Public Company Directorships for Five Prior Years and Other Information: Chairman of the Board of Directors and Chief Executive Officer of Building Materials Holding Corporation until 2010; Chairman of the Board of Directors of Coeur d’Alene Mines Corporation and Lead Director of Monro Muffler Brake, Inc.

As Chairman and CEO of Building Materials Holding Corporation, Mr. Mellor headed a corporation that was a key supplier of labor and materials to the homebuilding industry. As a result, Mr. Mellor has a significant knowledge of Ryland’s core homebuilding business and the challenges we face in the markets that drive our business results. As a result of the downturn in the building materials industry, Building Materials Holding Corporation went through a Chapter 11 restructuring in 2009 and emerged from the restructuring in 2010. Mr. Mellor is no longer an officer or director of Building Materials Holding Corporation. Mr. Mellor previously was of counsel with the leading national law firm of Gibson, Dunn & Crutcher, LLP and, therefore, has a valuable knowledge and understanding of the legal issues and regulatory complexities that Ryland must address as a publicly traded homebuilder. As the Chairman of the Board and Lead Director of two well recognized companies, he provides expertise to our Board in the ever-changing landscape of corporate governance and strategic planning.

Norman J. Metcalfe

Age: 70

Year in which First Elected a Director: 2000

Committees Served: Chairman of the Audit Committee and a member of the Compensation Committee

Principal Occupation and Other Public Company Directorships for Five Prior Years and Other Information: Director of The Tejon Ranch Company (real estate development).

Mr. Metcalfe has an extensive history and background in real estate development and homebuilding. He is a Director of The Tejon Ranch Company, a diversified real estate development and agribusiness company located in Southern California. He previously was Vice Chairman and Chief Financial Officer of The Irvine Company, one of the nation’s largest real estate and community development companies. Prior to The Irvine Company, Mr. Metcalfe spent over 20 years in various real estate, corporate finance and investment positions with the Kaufman and Broad/ SunAmerica family of companies. These positions included President and Chief Investment Officer of SunAmerica Investments and member of the Board of Directors and Chief Financial Officer of Kaufman and Broad Home Corporation (currently known as KB Home). Given his experience in finance and real estate, Mr. Metcalfe brings a wealth of knowledge and expertise to Ryland’s core business of homebuilding and the financial challenges we face in maintaining a strong balance sheet.

Larry T. Nicholson

Age: 55

Year in which First Elected a Director: 2009

Principal Occupation and Other Public Company Directorships for Five Prior Years and Other Information: President and Chief Executive Officer of Ryland; Executive Vice President and Chief Operating Officer until 2008; President of the Southeast Region of Ryland Homes until 2007; President of the Orlando Division of Ryland Homes until 2005.

Mr. Nicholson was promoted in June 2009 to the position of Chief Executive Officer of Ryland. Mr. Nicholson has been with Ryland since 1996 when he joined as a Division President in the South Region. Throughout his working career, Mr. Nicholson has held a wide variety of positions within the homebuilding industry. Given his expertise as a senior manager at all key levels within our organization and his extensive knowledge about the homebuilding business, Mr. Nicholson now leads our organization with all the critical skills necessary to continue Ryland’s role as a leading public homebuilder. His role on the Board is essential to linking the operational and strategic decisions necessary to continue Ryland’s success.

RYLAND GROUP – 2013 Proxy Statement   11

Back to Contents

Charlotte St. Martin

Age: 67

Year in which First Elected a Director: 1996

Committees Served: Compensation and Nominating and Governance Committees

Principal Occupation for Five Prior Years and Other Information: Executive Director of the Broadway League (a national association for the Broadway Theatre Industry) since 2006; and Executive Vice President of Loews Hotels until 2005.

Ms. St. Martin brings valuable insight and knowledge from her prior experience managing the operations of Loews Hotels, a national hotel brand that operates in similar markets to Ryland. As an executive with Loews Hotels, she was involved with the critical elements necessary for the operational success of Loews’ principal resort properties and hotels. Prior to her position as a senior executive, Ms. St. Martin directed a major business operation as the President and Chief Executive Officer of a 1,600 room hotel which employed 2,000 people. Ms. St. Martin has served on the Boards of Gibson Greetings, Inc. and Metropolitan Bank. Given her executive managerial experience and knowledge of the markets in which we operate, Ms. St. Martin provides valuable input into the deliberations and decisions of Ryland’s Board of Directors.

Robert G. van Schoonenberg

Age: 66

Year in which First Elected a Director: 2009

Committees Served: Nominating and Governance and Audit Committees

Principal Occupation for Five Prior Years and Other Information: Chairman and Chief Executive Officer of BayPoint Capital Partners, LLC; Co-Managing Partner of AmeriCap Partners, LLC; Executive Vice President and General Counsel of Avery Dennison Corporation until 2009; and Director of Guidance Software, Inc.

Mr. van Schoonenberg leads BayPoint Capital Partners, a private equity/ advisory firm, and is Co-Managing Partner at AmeriCap Partners, a growth capital investment firm. He previously was an executive with Avery Dennison Corporation, a highly diversified international corporation. Avery Dennison operates in the core businesses of pressure-sensitive labeling and materials, retail information services and office and consumer products. As an Executive Officer of Avery Dennison, Mr. van Schoonenberg was involved in the key decisions related to its businesses as well as the challenges of operating a highly diversified organization facing a wide range of complex legal and regulatory issues. In his current roles with two investment firms, Mr. van Schoonenberg is critically involved in the development and growth of various emerging businesses. With his background and experience, Mr. van Schoonenberg brings a broad range of talents, knowledge and expertise to Ryland’s Board.

Name	Audit	Compensation	Nominating & Governance
William L. Jews
Ned Mansour
Robert E. Mellor
Norman J. Metcalfe
Charlotte St. Martin
Robert G. van Schoonenberg
Member of Committee
Chairperson of Committee

RYLAND GROUP – 2013 Proxy Statement   12

Back to Contents

INFORMATION CONCERNING THE BOARD OF DIRECTORS

During 2012, the Board of Directors held five meetings. All incumbent Directors attended at least 75 percent of the meetings of the Board of Directors and of the Committees of the Board of Directors on which they served during 2012. Directors are expected to attend the 2013 Annual Meeting of Stockholders and all seven Directors were present at last year’s meeting. The Board of Directors of Ryland has Audit, Compensation and Nominating and Governance Committees. Each of the Committees has adopted a Charter, all of which are available for viewing on Ryland’s Web Site at www.ryland.com/home/investors.html under the Corporate Governance heading.

Board Committees

The Audit Committee of the Board of Directors for 2012 was composed of Directors Mansour, Mellor, Metcalfe and van Schoonenberg. The Audit Committee oversees the integrity of our financial statements, the audit services provided by our independent auditors, the performance of our internal audit function and our risk assessment and risk management processes. Additionally, the Audit Committee reviews and monitors the financial plans and capital structure of Ryland. The Audit Committee prepares the Audit Committee Report that is required by SEC rules and included on page 55 of this Proxy Statement. The Audit Committee is composed entirely of Directors who satisfy the NYSE director independence standards. The Board has determined that each Audit Committee member is an “audit committee financial expert” as defined by SEC rules. The Audit Committee maintains a subcommittee that is focused on mortgage underwriting quality assurance. This subcommittee is composed of the same members as the Audit Committee and meets in conjunction with each Audit Committee meeting. During 2012, six meetings of the Audit Committee were held.

The Compensation Committee of the Board of Directors determines and approves Ryland’s compensation plans and the amount and form of compensation awarded and paid to Executive Officers of Ryland, including awards and distributions under Ryland’s compensation plans. Directors Jews, Mellor, Metcalfe and St. Martin served as Compensation Committee members during 2012, all of whom are considered “independent directors” under the New York Stock Exchange corporate governance standards and “outside directors” under Section 162(m) of the Internal Revenue Code (“Code”). The Compensation Committee members do not have interlocking relationships with compensation committees of other companies. During 2012, the Compensation Committee held five meetings. Since the 2012 Annual Meeting of Stockholders and based on the results of Ryland’s “Say-on-Pay” vote received at that meeting, the Compensation Committee has spent considerable time revising Ryland’s executive compensation programs and policies to address input received from Ryland’s stockholders.

The Nominating and Governance Committee recommends to the Board of Directors candidates to fill vacancies on the Board, makes recommendations about the composition of the Board’s Committees, monitors the role and effectiveness of the Board and oversees the corporate governance process. Directors Jews, Mansour, St. Martin and van Schoonenberg were the members of the Nominating and Governance Committee, which held two meetings during 2012. The Nominating and Governance Committee will consider nominees proposed by stockholders for election to the Board of Directors. Recommendations by stockholders should be forwarded to the Secretary of Ryland, and should identify the nominee by name and provide information about the nominee’s background and experience.

The Nominating and Governance Committee evaluates potential nominees for election to the Board of Directors based on a wide variety of factors. These factors include the candidate’s background and qualifications, diversity and business experience, including experience related to Ryland’s homebuilding and mortgage finance businesses, as well as the appropriate fit and interrelationship with the other Board members. Potential Board candidates meet with current Board members as part of the selection process. The Nominating and Governance Committee determines the need to add Board members based on a periodic assessment of the appropriate size of Ryland’s Board and the effectiveness of the Board’s communications and decision-making given the number and composition of the Board. The Nominating and Governance Committee seeks to maintain a diverse membership on Ryland’s Board and does not have a formal policy regarding diversity in identifying nominees for a Directorship but rather considers diversity among the various factors relevant to any particular nominee.

Nomination Process

The nomination process for Directors is supervised by Ryland’s Nominating and Governance Committee. The Committee seeks out appropriate candidates to serve as Directors of Ryland, and the Committee interviews and examines Director candidates and makes recommendations to the Board regarding candidate selection. Once the Committee has selected appropriate candidates for election as a Director, it presents the candidates to the full Board of Directors for election if the selection occurs during the course of the year, or for nomination if the Director is elected by the stockholders.

RYLAND GROUP – 2013 Proxy Statement   13

Back to Contents

Ryland’s Bylaws provide the procedure for stockholders to make Director nominations. A nominating stockholder must give appropriate notice to Ryland of the nomination not less than 75 days prior to the date of the Annual Meeting of Stockholders. If less than 100 days’ notice of the date of the Annual Meeting of Stockholders is given by Ryland, then Ryland must receive notice of the nomination not later than the close of business on the 10th day following the date Ryland first mailed the notice or made public disclosure of the meeting. In this regard, notice is given that the 2014 Annual Meeting of Stockholders is expected to be held on the third Wednesday of April 2014, or on or before the 30th day thereafter, as determined by the Board of Directors in accordance with Ryland’s Bylaws. The stockholders’ notice shall set forth, as to

(a)

each person whom the stockholder proposes to nominate for election as a Director:

•

name, age, business address and residence address of the person.

•

the principal occupation or employment of the person.

•

the number of shares of Ryland stock which are beneficially owned, if any, by the person.

•

any other information relating to the person which is required to be disclosed in solicitations for proxies for the election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or any successor act or regulation.

(b)

the stockholder giving the notice:

•

the name and record address of the stockholder.

•

the number of shares of Ryland stock which are beneficially owned by the stockholder.

Ryland may require any proposed nominee to furnish such other information as may be reasonably required by Ryland to determine the qualifications of such proposed nominee to serve as a Director of Ryland.

Majority Voting in Director Elections

Effective February 12, 2013, the Board of Directors amended Ryland’s Bylaws to provide that at all meetings of stockholders for the election of Directors at which a quorum is present, each Director shall be elected by the vote of the majority of the votes cast. Any Director not elected by a majority vote will tender their resignation and the Nominating and Governance Committee will recommend to the Board of Directors whether to accept or reject the resignation offer. If the Board of Directors accepts a Director’s resignation offer, the Nominating and Governance Committee will determine whether to fill this vacancy or reduce the size of the Board.

Leadership Structure

As required by the rules of the New York Stock Exchange, the Board of Directors has held, and will continue to hold, regularly scheduled executive sessions of the nonmanagement Directors including only independent Directors at least once a year. The independent Chairman of the Board is Mr. Jews, who has presided at these executive sessions. The Board of Directors does not have a fixed policy as to whether the role of the Chief Executive Officer and the Chairman of the Board of Directors should be separate. When the two positions are combined or there is not an independent Board Chair, the Board of Directors will designate a Lead Director from among its nonmanagement independent Directors. The Lead Director will then have responsibility for various matters including chairing executive sessions of the Board of Directors and acting as a liaison between nonmanagement Directors and the management of the Company.

OUR BOARD LEADERSHIP

•

William Jews is our Independent Chairman

•

Larry Nicholson is our President and CEO

•

6 of our 7 Directors are independent

While Ryland has combined the Chief Executive Officer and Board Chair positions in the past, the Board of Directors determined that considering current circumstances and the make-up of the Board, it is most appropriate at this time for the positions to be separated. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for meetings of the Board of Directors and presides over meetings of the Board of Directors and executive sessions of the Board of Directors.

RYLAND GROUP – 2013 Proxy Statement   14

Back to Contents

Our Chief Executive Officer serves on our Board of Directors and is a bridge between management and the Board of Directors ensuring that both groups act with a common purpose. The Chief Executive Officer’s membership on the Board of Directors enhances his ability to provide insight and direction on important strategic initiatives to both management and the independent Directors.

Independence of the Board of Directors

Under the Guidelines on Significant Corporate Governance Issues, the Board of Directors is required to be composed predominately of independent Directors. An “independent director” is a person who is not a member of management and is free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment. Additionally, Section 303A of the NYSE Listed Company Manual states that in order for a Director to be “independent,” the Board of Directors must affirmatively determine that a Director does not have a “material relationship” with the Company either directly or through a company in which the Director is a partner, shareholder or officer. In accordance with the Guidelines and the NYSE Corporate Governance Standards, the Board of Directors, at its meeting held on February 27, 2013, determined that all Directors, except Mr. Nicholson, are “independent.”

The NYSE rules require that certain Committees of the Board of Directors be composed of independent Directors. In excess of this requirement, the membership of all of Ryland’s Board Committees is composed entirely of independent Directors.

Risk Oversight

As a general matter, the Board of Directors has oversight responsibility with respect to risk management and is not responsible for the day-to-day management of risk issues, which is the responsibility of senior management. With respect to this oversight responsibility, the Board of Directors has delegated primary responsibility for risk oversight and the monitoring of Ryland’s significant areas of risk to the Audit Committee. Specifically, the Audit Committee has prepared and uses a Risk Control Matrix which identifies in detail the various risk review factors that the Audit Committee reviews, monitors and manages. Additionally, the Audit Committee works with the management of Ryland to identify key areas of risk in Ryland’s business operations and corporate functions for further review and analysis. The Audit Committee focuses on and discusses key areas of risk at its meetings. Areas of risk that are periodically reviewed, in some cases in conjunction with other Committees of the Board, include liability and litigation management, land and inventory valuation, land acquisition review and approval process, mortgage finance markets and indemnities, warranty reserves, public reporting disclosure, legal compliance and regulatory matters.

Guidelines on Significant Corporate Governance Issues

Our Board of Directors operate under the Guidelines on Significant Corporate Governance Issues (the “Guidelines”) which they established and approved. The Guidelines are available for your reference and review on Ryland’s Web Site at www.ryland.com/home/investors.html under the Corporate Governance heading. The Guidelines provide the Board’s policies and procedures on Board structure and composition, expectations and requirements about Board meetings, assessments of performance, and Committee functions and procedures as well as succession planning and management development matters. The Guidelines are subject to continual review and assessment to assure that they represent current recommended Board governance practices and procedures with the objective of acting in the best interests of Ryland and its stockholders.

Policies of the Board

The Board of Directors has adopted a Code of Ethics which is applicable to the Board of Directors, senior officers (including Ryland’s principal executive, financial and accounting officers) and employees of Ryland. Any waiver of the Code of Ethics for Directors or Executive Officers will be promptly disclosed to stockholders on Ryland’s Web Site. The Board has also adopted a written Policy for the Review of Transactions with Related Persons which governs all transactions with related parties. The Nominating and Governance Committee is responsible for implementing the Policy, and reviews, approves or ratifies all transactions with related persons. The Policy governs any transaction or series of transactions over $120,000 in which Ryland is or would be a participant, and in which any Director, Executive Officer or 5 percent stockholder of Ryland or members of their immediate families would have a direct or indirect material interest. There were no transactions with related parties involving Ryland or any of its subsidiaries that were covered by this Policy during 2012. The Code of Ethics and Policy for the Review of Transactions with Related Persons are available on Ryland’s Web Site at www.ryland.com/home/investors.html under the Corporate Governance heading.

RYLAND GROUP – 2013 Proxy Statement   15

Back to Contents

Retirement and Tenure Policy

Ryland’s Bylaws provide that no Director shall stand for election upon reaching the age of 72. Additionally, the Guidelines provide that the retirement age for Directors is age 72.

Director Stock Ownership and Retention Requirements

In order to further align the interests of non-management Directors with the long-term interests of our stockholders, the Board believes that Directors should have a significant personal financial stake in our performance. Consequently, in accordance with the “Stock Ownership and Retention Guidelines for Non-Management Directors” in the Guidelines on Significant Corporate Governance Issues, each non-management Director has acquired and holds shares of Ryland's Common Stock having a value equal to three times the Director’s annual cash retainer. Upon meeting this ownership goal, that number of shares becomes fixed and must be maintained until the end of the Director’s service on the Board. This requirement does not preclude transfers of equity instruments to trusts or similar entities for the benefit of a Director, his or her spouse or family members.

Frequency of the Advisory Vote on Executive Compensation

At the 2011 Annual Meeting of Stockholders, an advisory vote was held on the frequency of the advisory vote on the compensation program for Ryland’s Named Executive Officers. A majority of the votes cast at the Annual Meeting approved holding an advisory vote on the compensation program for Named Executive Officers on an annual basis. In line with this recommendation by our stockholders, the Board of Directors has determined that we will include an advisory stockholder vote regarding Named Executive Officer compensation in our proxy materials annually until the next required advisory vote regarding the frequency of an advisory vote on Named Executive Officer compensation at the Annual Meeting of Stockholders in 2017. As a result, Proposal No. 2 on page 50 of this Proxy Statement presents for consideration by our stockholders an advisory vote to approve the compensation program for Ryland’s Named Executive Officers.

COMMUNICATIONS WITH DIRECTORS

Stockholders and any interested parties may send correspondence, comments, questions and concerns to the Board of Directors or to any individual Director at the following:

The Ryland Group, Inc. c⁄o Corporate Secretary 3011 Townsgate Road, Suite 200 Westlake Village, California 91361
www.ryland.com/home/investors.html

If applicable, the communication should indicate that the sender is a stockholder. Based on procedures approved by the Nominating and Governance Committee, the Corporate Secretary will retain and not send to Directors communications that are purely promotional or commercial in nature, or other topics that clearly are unrelated to Director responsibilities. These types of communications will be logged and filed but not circulated to Directors. The Corporate Secretary will review and log all other communications and subsequently deliver them to the specified Directors.

RYLAND GROUP – 2013 Proxy Statement   16

Back to Contents

2012 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash(4)	Stock Awards(5)	Total
William L. Jews(2)	$235,000	$67,290	$302,290
Ned Mansour	$125,000	$67,290	$192,290
Robert E. Mellor	$128,750	$67,290	$196,040
Norman J. Metcalfe	$125,000	$67,290	$192,290
Charlotte St. Martin	$120,000	$67,290	$187,290
Robert G. van Schoonenberg	$120,000	$67,290	$187,290
Roland A. Hernandez(3)	$31,250	$0	$31,250

(1)

Mr. Nicholson is a member of the Board of Directors as well as President and Chief Executive Officer of Ryland. His compensation is disclosed in the executive compensation tables. Since he does not receive compensation separately for his duties as a Director, he is not included in the Director Compensation Table.

(2)

Mr. Jews serves as Chairman of the Board of Directors.

(3)

Because of additional responsibilities as a Director on Boards on which he serves, Mr. Hernandez and the Nominating and Governance Committee determined not to nominate him for election as a Director at the 2012 Annual Meeting of Stockholders. As a result, his service as a Director concluded on the date of the Meeting, April 25, 2012.

(4)

The annual retainer fee for 2012 was $90,000. Mr. Jews received an additional annual retainer fee of $115,000 to serve as Chairman of the Board of Directors. Half of the annual retainer fee for Directors is paid directly in cash. The other half is used to purchase Ryland’s Common Stock with Ryland instructing a broker to enter an order to purchase shares of Ryland’s Common Stock on the open market so that the purchases occur immediately after the market opens on the date the retainer is paid by Ryland. For 2012, Committee members received an annual fee of $15,000 per committee which was paid in cash. Committee chairpersons received an additional annual fee of $5,000 paid in cash. Directors are able to defer their fees and the stock purchased as part of their annual retainer fee into Ryland’s nonqualified deferred compensation plan, the EDDCP II. Ryland does not match Director contributions into the EDDCP II.

(5)

On April 27, 2011, Ryland’s stockholders approved the 2011 Non-Employee Director Stock Plan pursuant to which each non-employee Director receives an automatic grant of 3,000 shares of Common Stock each May 1. On May 1, 2012, each of the six non-employee Directors received 3,000 shares. Pursuant to FASB ASC Topic 718, the aggregate grant date fair value of these stock awards was computed using the closing market price of Ryland’s Common Stock on May 1, 2012 which was $22.43. The Common Stock awards received pursuant to Ryland’s 2011 Non-Employee Director Stock Plan are fully vested and distributed on the date of grant.

Previously, the Directors were granted awards of stock options pursuant to a prior Non-Employee Director Stock Plan. As a result, the Directors have the following aggregate number of stock option awards outstanding as of December 31, 2012: Mr. Jews, 60,000 shares; Mr. Mansour, 60,000 shares; Mr. Mellor, 60,000 shares; Mr. Metcalfe, 60,000 shares; and Ms. St. Martin, 60,000 shares.

RYLAND GROUP – 2013 Proxy Statement   17

Back to Contents

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the knowledge of Ryland, the only beneficial owners of more than 5 percent of the outstanding shares of Common Stock, as of February 14, 2013, are:

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	5,140,445	(1)	11.3%
FMR LLC 82 Devonshire Street, Boston, MA 02109	4,260,730	(2)	9.4%
State Street Corporation One Lincoln Street, Boston, MA 02111	2,933,102	(3)	6.5%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	2,667,006	(4)	5.9%
Fisher Investments 13100 Skyline Blvd, Woodside, CA 94062	2,648,133	(5)	5.8%

(1)

Based on the information contained in Schedule 13G/A filed with the Securities and Exchange Commission on January 11, 2013, all of these shares are owned with sole voting and sole dispositive power.

(2)

Based on the information contained in Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2013, FMR LLC (“FMR”) has reported that it beneficially owns the number of shares indicated in the table above. FMR’s wholly-owned subsidiary, Fidelity Management & Research Company (“Fidelity”) beneficially owns 4,260,730 shares or 9.4 percent of Ryland’s Common Stock as a result of acting as an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Each of Edward C. Johnson 3d, Chairman of FMR, and FMR, through its control of Fidelity, has sole power to dispose of the 4,260,730 shares owned by the Funds. Neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or to direct the voting of the shares held directly by the Funds, which power resides with the Funds’ Boards of Trustees.

(3)

Based on the information contained in Schedule 13G filed with the Securities and Exchange Commission on February 12, 2013, all of these shares are owned with shared voting and shared dispositive power.

(4)

Based on the information contained in Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2013, 65,609 of these shares are owned with sole voting power, 63,809 of these shares are owned with shared dispositive power and 2,603,197 of these shares are owned with sole dispositive power.

(5)

Based on the information contained in Schedule 13G filed with the Securities and Exchange Commission on February 6, 2013, 1,256,370 of these shares are owned with sole voting power and all of these shares are owned with sole dispositive power.

RYLAND GROUP – 2013 Proxy Statement   18

Back to Contents

The following table sets forth, as of February 12, 2013, the number of shares of Ryland’s Common Stock beneficially owned by Ryland’s Directors, each of the Executive Officers named in the Summary Compensation Table, and by the Directors and Executive Officers as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)
William L. Jews	103,326
Ned Mansour	97,194
Robert E. Mellor	115,926	(2)
Norman J. Metcalfe	121,194
Charlotte St. Martin	90,650
Robert G. van Schoonenberg	19,162
Larry T. Nicholson	1,076,051
Gordon A. Milne	405,311
Peter G. Skelly	201,099
David L. Fristoe	156,697
Timothy J. Geckle	220,643
Directors and Executive Officers as a group (12 persons)	2,804,071

(1)

The Directors, nominees or Executive Officers do not individually own more than 1 percent of Ryland’s outstanding Common Stock with the exception of Mr. Nicholson who beneficially owns 2.4 percent of Ryland’s outstanding Common Stock. Directors, nominees and Executive Officers as a group beneficially own 6.2 percent of Ryland’s outstanding Common Stock. All of the shares in the table are owned individually with sole voting and dispositive power.

Includes shares subject to stock options which may be exercised within 60 days of February 12, 2013, as follows: Mr. Jews, 60,000 shares; Mr. Mansour, 60,000 shares; Mr. Mellor, 60,000 shares; Mr. Metcalfe, 60,000 shares; Ms. St. Martin, 60,000 shares; Mr. Nicholson, 570,001 shares; Mr. Milne, 160,000 shares; Mr. Skelly, 37,333 shares; Mr. Fristoe, 50,001 shares; Mr. Geckle, 50,001 shares; and Directors and Executive Officers as a group, 1,217,337 shares.

Includes shares represented by unvested restricted stock units as follows: Mr. Nicholson, 279,185 shares; Mr. Milne, 146,627 shares; Mr. Skelly, 116,693 shares; Mr. Fristoe, 70,643 shares; Mr. Geckle, 70,643 shares; and Directors and Executive Officers as a group, 741,926 shares.

Includes shares of Common Stock which have been allocated to participants’ accounts under Ryland’s Retirement Savings Opportunity Plan as follows: Mr. Nicholson, 576 shares; Mr. Fristoe, 1,953 shares; Mr. Geckle, 4,499 shares; and Directors and Executive Officers as a group, 12,781 shares.

Includes shares of Common Stock that have been allocated to the Directors’ deferred compensation plan accounts as follows: Mr. Mansour, 29,730 shares; Mr. Metcalfe, 29,730 shares; and Ms. St. Martin, 14,181 shares.

(2)

Does not include 2,000 shares of Common Stock owned by Mr. Mellor’s wife as to which he disclaims beneficial ownership.

RYLAND GROUP – 2013 Proxy Statement   19

Back to Contents

2013 COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis (CD&A) describes Ryland’s executive compensation programs and decision-making process in 2012 for our Named Executive Officers who for 2012 include:

Named Executive Officers	Position
Larry. T. Nicholson	President and Chief Executive Officer
Gordon A. Milne	Executive Vice President and Chief Financial Officer
Peter G. Skelly	Senior Vice President and President of the Homebuilding Operation
David L. Fristoe	Senior Vice President and Chief Accounting Officer
Timothy J. Geckle	Senior Vice President and General Counsel

Executive Summary

Responses to 2012 “Say-on-Pay” Vote

At our 2012 Annual Meeting of Stockholders, our advisory vote on executive compensation received approval by 40.9 percent of our stockholders. The vote outcome was highly disappointing to Ryland, its Board of Directors and its Compensation Committee. Prior to the 2012 Annual Meeting of Stockholders, senior management on behalf of the Compensation Committee reached out to Ryland’s largest stockholders to discuss the “Say-on-Pay” proposal. Any feedback received from stockholders was communicated to the Compensation Committee. The Compensation Committee also reviewed the reports of the proxy advisory firms in connection with the 2012 “Say-on-Pay” proposal. Based on the feedback received and the review of these reports, the Compensation Committee took the following actions, many of which were discussed in a publicly filed Current Report on Form 8-K dated September 27, 2012:

Added a Stock Price Threshold to the 2012 Stock Option Agreements with Executive Officers

Previously, executive stock option awards vested solely on the passage of time and the continued employment of the Executive Officer. The Executive Officers of Ryland agreed to amend their agreements to add a condition to the exercisability of their 2012 stock option awards that requires Ryland’s stock price to be greater than or equal to 150 percent of the grant price. This condition of a premium ensures that executives cannot realize the value of their stock options until our stockholders have realized a significant gain in our stock price.

Added a Long-Term Incentive Plan for Executive Officers with a Multi-Year TSR Performance Measurement

The Executive Officers of Ryland agreed to eliminate their 2012 Retention Incentive Plan and replace it with a new 2012 Long-Term Incentive Plan (LTIP). The Retention Incentive Plan used a one-year performance metric based on profitability, home sales and home closings to determine a payout after the annual performance period ended. The LTIP establishes that the payment of the targeted performance award for the executives is determined after a three-year performance period based on Ryland’s relative TSR performance in comparison to the TSR performance of the comparative peer group selected by the Compensation Committee. In order to receive the target performance award, Ryland’s TSR performance must meet or exceed the 50th percentile of the TSR performance of the peer group. The target award level cannot increase but payment of the target award may decrease based on performance.

Eliminated Tax Gross-ups

In agreeing to an amendment to their Senior Executive Severance Agreements, Executive Officers agreed to eliminate from their “change-of-control” agreements the excise tax gross-up provided by Ryland. The Executive Officers also agreed to give up the tax gross-ups they were receiving related to the value of term life insurance received from Ryland and for taxes related to executive health and fitness costs. As a result, Ryland no longer provides tax gross-up payments of any kind to Executive Officers.

Revised and Expanded Compensation Peer Group

The Compensation Committee revised the peer group of companies used to benchmark Ryland’s performance and executive compensation. The Committee expanded the peer group to include not only comparably-sized companies in the homebuilding industry but also companies in the building product and real estate development industries. The peer group companies were selected based on their revenues and market capitalization to more closely align with the size of Ryland. The Compensation Committee and its advisor will review the group annually for appropriateness.

RYLAND GROUP – 2013 Proxy Statement   20

Back to Contents

Added a Stock Price Threshold to the 2012 Stock Option Agreements with Executive Officers

Previously, executive stock option awards vested solely on the passage of time and the continued employment of the Executive Officer. The Executive Officers of Ryland agreed to amend their agreements to add a condition to the exercisability of their 2012 stock option awards that requires Ryland’s stock price to be greater than or equal to 150 percent of the grant price. This condition of a premium ensures that executives cannot realize the value of their stock options until our stockholders have realized a significant gain in our stock price.

Added a Long-Term Incentive Plan for Executive Officers with a Multi-Year TSR Performance Measurement

The Executive Officers of Ryland agreed to eliminate their 2012 Retention Incentive Plan and replace it with a new 2012 Long-Term Incentive Plan (LTIP). The Retention Incentive Plan used a one-year performance metric based on profitability, home sales and home closings to determine a payout after the annual performance period ended. The LTIP establishes that the payment of the targeted performance award for the executives is determined after a three-year performance period based on Ryland’s relative TSR performance in comparison to the TSR performance of the comparative peer group selected by the Compensation Committee. In order to receive the target performance award, Ryland’s TSR performance must meet or exceed the 50th percentile of the TSR performance of the peer group. The target award level cannot increase but payment of the target award may decrease based on performance.

Stockholder Outreach

During the Fall of 2012, with the assistance of Alliance Advisors, we reached out to all of our largest stockholders and were able to discuss the changes made to our executive compensation program with stockholders representing over 40 percent of our outstanding stock. We engaged not only stockholders who voted against our 2012 “Say-on-Pay” proposal but also stockholders who voted in support of our executive compensation program. This outreach provided the opportunity to discuss the actions taken by the Compensation Committee since the 2012 Annual Meeting of Stockholders. Any feedback received was communicated to the Compensation Committee. Our stockholders were supportive of the significant follow-up accomplished in response to our 2012 “Say-on-Pay” vote.

Responded to Stockholder Feedback	Feedback		Response
	Same performance metric for short-term and long-term incentive plans		Added home sales and closings as a performance metric to restricted stock unit awards;
Added stock price premium hurdle to stock options;
Set relative TSR as the performance metric for long-term incentive plan.
	Short performance period for long-term incentive plan		2012 Executive Officer Long-Term Incentive Plan has a three-year performance measurement period.
Insufficient disclosure of long-term incentive performance goals

Relative TSR and Revenue Growth targets are set forth in the disclosure on page 26 of this Proxy Statement for the 2013 Executive Officer Long-Term Incentive Plan. Additionally, this Plan was publicly disclosed in a Current Report on Form 8-K dated February 26, 2013.

	Internal pay inequity		CEO pay to Average NEO pay is 2.65:1; down from 3.23:1 in 2011.
New Compensation Consultant

The Compensation Committee retained Exequity as its independent compensation consultant to review Ryland’s executive compensation plans and programs. Exequity is a nationally recognized compensation consulting firm that provides independent advice to compensation committees. Exequity does not have any relationships, financial or otherwise, to any other entity, aside from its independent engagement by compensation committees. Exequity does not provide consulting services to Ryland outside of its engagement with the Compensation Committee.

Adopted Executive Stock Ownership Guidelines

The Compensation Committee approved Stock Ownership Guidelines for Executive Officers. These Guidelines mandate that Executive Officers shall own the fair market value of Ryland’s Common Stock that equals or exceeds the multiple of the executive’s then base salary as set forth below:

	Position Title	Multiple of Annualized Base Salary
	Chief Executive Officer	6x base salary
	Executive Vice President	3x base salary
	Other Executive Officers	2x base salary

RYLAND GROUP – 2013 Proxy Statement   21

Back to Contents

Focus on Pay-for-Performance

Our executive compensation is designed and driven by a focus on pay-for-performance. The overwhelming majority of our executives’ compensation is determined based on various performance metrics that are tied to Ryland’s business objectives and strategies. For 2012, annual bonus payments were determined based on Ryland’s profitability. The amount of restricted stock unit grants for 2012 were determined based on the achievement of targeted levels of a combination of profitability and home sales and closings. Our 2012 Executive Officer Long-Term Incentive Plan utilizes our total shareholder return (TSR) over a three-year period as compared to the performance of our compensation peer group companies to determine payments at the end of 2014. The results we achieve in our key metrics can influence our TSR performance. The following graphs illustrate Ryland’s improvement in performance over the prior three years based on the key metrics of net income from continuing operations, new orders / home sales, home sales in backlog and housing gross profit margin:

NET INCOME

$50,000,000
0
$-90,000,000
$42.4 million
$-29.9 million
$-80.7 million
2010
2011
2012

ORDERS / HOMES SOLD

7,000
5,000
3,000
0
3,428
3,767
5,719
2010
2011
2012

BACKLOG (OUTSTANDING CONTRACTS AT YEAR-END)

3,000
2,000
1,000
0
1,127
1,481
2,391
2010
2011
2012

GROSS PROFIT MARGIN

%
20.0
10.0
0
13.4%
16.7%
19.1%
2010
2011
2012

CEO Compensation

Larry Nicholson, our CEO, received total compensation for 2012 that was 6.6 percent greater than 2011 and 19.5 percent less than 2010. The following graph illustrates the comparative level of total compensation received by Mr. Nicholson over the three-year period of 2010, 2011 and 2012. This graph shows that in spite of the improvement in financial and operational results achieved by Ryland over the last three years as shown in the graphs above, our CEO’s compensation has declined from 2010 and remained comparable to 2011.

RYLAND GROUP – 2013 Proxy Statement   22

Back to Contents

2012 Significant Financial and Operational Achievements

•

Ryland delivered strong financial and operational performance in 2012 which is reflected in the significant appreciation in our stock price during 2012. Ryland’s stock price went from a closing price of $16.02 on January 3, 2012 to a closing price of $37.58 on January 2, 2013, representing an increase of 135 percent over this period.

•

Ryland achieved its first year of profitability since 2006 with net income from continuing operations of $42 million in 2012 compared to a net loss of $30 million in 2011.

•

Homebuilding revenues increased by 47.3 percent to $1.3 billion for the 12 months of 2012 from $862.6 million in 2011.

•

New home orders rose to 5,719 units for 2012 – an increase of 51.8 percent from 2011.

•

Home closings in 2012 grew to 4,809 units which represents an improvement of 40.9 percent from 2011.

•

Backlog increased 61.4 percent to 2,391 units at December 31, 2012 from 1,481 units at December 31, 2011.

•

Ryland’s annualized Total Shareholder Return (TSR) improved to 133 percent for 2012 as compared to minus 7 percent in 2011.

•

Ryland’s housing gross profit margin increased from 18.1 percent in the fourth quarter of 2011 to 20.0 percent in the fourth quarter of 2012.

•

Ryland’s active communities increased by 12.8 percent from 211 communities at December 31, 2011 to 238 communities at December 31, 2012.

Pay for Performance Compensation Mix

The charts below show the 2012 percentage of performance-linked compensation for our CEO and our other Named Executive Officers (NEOs). These charts identify that 81 percent of our CEO’s and 70 percent of our NEOs’ compensation is dependent on and determined by the success of Ryland’s financial, operational, strategic and stock performance.

2012 TOTAL COMPENSATION
(FROM SUMMARY COMPENSATION TABLE - PAGE 36)

CEO
81%
Performance Linked
14%
5%
20%
38%
23%
OTHER NEOS
70%
Performance Linked
15%
19%
11%
7%
48%
Salary
Annual Bonus Incentive Award
Restricted Stock Award
Stock Option Award
Other Compensation

RYLAND GROUP – 2013 Proxy Statement   23

Back to Contents

Relative Alignment of CEO Pay

The table below demonstrates the alignment as of February 12, 2013 of our CEO’s compensation and our total shareholder return (TSR) relative to the companies included in our Compensation Peer Group as identified in “Revised Compensation Peer Group” on page 26 of this Proxy Statement.

Companies that fall within the shaded area exhibit a substantial degree of alignment between CEO compensation and shareholder return. As illustrated above, Ryland’s 2012 CEO total compensation was at the 69th percentile of our peer group while total shareholder return (TSR) ranked at the 63rd percentile showing that our CEO pay is aligned with Ryland’s performance relative to our Compensation Peer Group and that our pay-for-performance compensation programs are working as intended. The “3 Year TSR” in this table is as of December 31, 2012, and the “CEO Total Compensation” is taken from the Summary Compensation Tables of the most recent Proxy Statements as of February 12, 2013.

Ryland’s Compensation Best Practices

The best practices evidenced by our compensation programs and processes include:

WE DO	WE DO NOT
A significant portion of the total compensation of our Executive Officers is determined based on performance tied to strategic objectives.	No tax gross-ups for Executive Officers.
Executive Stock Ownership Guidelines as multiple of annualized base salary.	No repricing or replacement of stock options and other equity awards.
Change-in-control severance agreements contain “double triggers.”

No hedging policy that prohibits entering into any contract or instrument designed to hedge or offset any decrease in the market value of Ryland’s stock unless written approval is received from Ryland’s General Counsel.

Cash severance under change-in-control agreements is limited to less than three times annual compensation.	No pledging policy that prohibits Directors and Executive Officers from pledging Ryland stock as collateral for a loan.
Clawback policy that permits the recoupment of excess compensation from a culpable Executive Officer in the event of a restatement of financial results.

No employment agreements with Executive Officers which guarantee salaries, bonuses or other compensation or benefits. Mr. Nicholson has a CEO severance agreement in the event of a termination of his employment and all Executive Officers have change-in-control severance agreements.

The Compensation Committee is composed entirely of independent Directors and the Committee has retained Exequity as its independent executive compensation consultant.	No cash dividend equivalent payments are made until the related restricted stock unit grant vests and is payable.

RYLAND GROUP – 2013 Proxy Statement   24

Back to Contents

Total Shareholder Return

The following chart shows how a $100 investment in Ryland Common Stock on December 31, 2007 would have grown to $139.39 on December 31, 2012, with dividends reinvested quarterly, as compared to a $100 investment in the S&P 500 over the same period that would have declined to $97.13 on December 31, 2012, with dividends reinvested quarterly.

The following chart shows the performance of Ryland’s TSR over a 1, 3 and 5 year period in comparison to our Compensation Peer Group and the S&P 500. This data demonstrates that over the most recent 1 year and 3 year periods, Ryland’s TSR performance ranks close to the 75th percentile when compared to our Compensation Peer Group. Ryland’s TSR performance over these same periods is well above the performance of the S&P 500.

	TSR Ending 12/31/2012(1)
	1 Year	3 Year	5 Year
Compensation Peer Group TSR Performance
75th percentile	138%	25%	15%
50th percentile	83%	17%	8%
25th percentile	37%	9%	-2%
Ryland	133%	24%	7%
S&P 500	16%	11%	2%
(1) Data per Standard & Poor’s Research Insight and Yahoo! Finance.

RYLAND GROUP – 2013 Proxy Statement   25

Back to Contents

Revised Compensation Peer Group

Based on feedback received from stockholders, the Compensation Committee, with the assistance of Exequity, revised and expanded the peer group of companies used to benchmark Ryland’s performance and executive compensation programs. Ryland’s prior historical peer group of 10 homebuilding companies contained three companies that were considerably larger in revenues and market capitalization. These companies were eliminated from the revised peer group. Additionally, the Compensation Committee expanded Ryland’s peer group to 16 comparably-sized companies in the homebuilding, building products and real estate development industries. Comparable companies were deemed to be 0.5 to 2 times Ryland’s revenues and 0.2 to 5 times Ryland’s market capitalization. Based on this analysis and selection process, the Compensation Committee used the following 16 companies to serve as Ryland’s peer group in benchmarking performance and executive compensation:

American Woodmark Corporation	MDC Holdings, Inc.
Armstrong World Industries, Inc.	M/I Homes, Inc.
Beazer Homes USA, Inc.	Meritage Homes Corporation
Forest City Enterprises, Inc.	NVR, Inc.
Gibraltar Industries, Inc.	Quanex Building Products Corporation
Hovnanian Enterprises, Inc.	Standard Pacific Corp.
KB Home	Toll Brothers, Inc.
Louisiana-Pacific Corporation	USG Corporation
(Dollars in Millions)	Peer Company Data as of December 31, 2012
	Range	Median	Ryland	Ryland’s Ranking
Revenues (trailing four quarters)	$564-$3,193	$1,126	$1,308	57th percentile
Market Capitalization	$404-$5,542	$1,457	$1,642	55th percentile
Net Income (trailing four quarters)	-$213 to $487	-$8	$40	77th percentile
1-year TSR (ending December 31, 2012)(1)	14% to 383%	83%	133%	69th percentile
3-year TSR (ending December 31, 2012)(1)	-11% to 40%	17%	24%	64th percentile

(1)

TSR includes increases in stock price and assumes reinvestment of any dividends paid. The percentage is calculated by dividing (a) the increase or decrease in the stock price and the dividends paid during the period by (b) the stock price at the beginning of the period.

Upcoming Executive Compensation Program for 2013

For our 2013 Executive Compensation Program, we are using performance metrics based on annual adjusted consolidated net earnings for our short-term incentive bonus program and relative total shareholder return (TSR) and revenue growth over a three-year period for our long-term incentive plan. These performance metrics align with our strategic objectives to maintain profitability, maximize Ryland’s growth and increase the value of our Common Stock to benefit our stockholders. Ryland’s 2013 Executive Officer Long-Term Incentive Plan will use a three-year long-term performance period and measure Ryland’s relative TSR and growth in revenues to determine the amount of performance shares earned at the end of the performance period. One-half of the target amount of performance shares is earned by an Executive Officer if Ryland’s TSR is at the 50th percentile of the performance of the Compensation Peer Group as measured over the long-term performance period. If Ryland’s relative TSR performance exceeds or falls below this target level, one-half of the target amount of performance shares earned by an Executive Officer is calculated such that it is reduced to zero at or below the 30th percentile level or increased to a maximum level of 200 percent at or above the 90th percentile level. The other half of the target amount of performance shares is earned if Ryland’s revenue growth over the long-term performance period is 60 percent. If Ryland’s revenue growth exceeds or falls below this target level, one-half of the target amount of performance shares earned by an Executive Officer is calculated such that it is reduced to zero for revenue growth at or below 45 percent or increased to a maximum level of 200 percent for revenue growth at or above 75 percent. There are incremental adjustments for the calculation of earned performance shares between these minimum and maximum levels of performance.

RYLAND GROUP – 2013 Proxy Statement   26

Back to Contents

The Compensation Committee’s Independent Compensation Consultant

In accordance with its Charter, the Compensation Committee has the sole authority to retain and terminate independent consultants on matters of executive compensation and benefits, including sole authority to approve the consultant’s fees and other retention terms. The Committee also has the authority to obtain advice and assistance from internal and external legal, accounting or other advisors. In 2012, the Compensation Committee engaged Exequity LLP (“Exequity”) as its compensation consultant. The Compensation Committee previously worked with The POE Group, Inc. as an independent compensation consultant to obtain data and information as it benchmarked and evaluated Ryland’s Executive Officer and Director compensation programs and payment levels. Both Exequity and The POE Group, Inc. reported directly to the Compensation Committee. Neither Exequity nor The POE Group, Inc. were engaged to perform any additional services beyond their support of the Compensation Committee.

In resolving conflicts of interest, our Compensation Committee considered the following six factors with respect to each consultant:

(i) the provision of other services to us by the consultants;

(ii) the amount of fees received from us by the consultants, as a percentage of the total revenue of each consultant;

(iii) the policies and procedures of the consultants that are designed to prevent conflicts of interest;

(iv) any business or personal relationship of each consultant with a member of the Compensation Committee;

(v) any of our stock owned by the consultant; and

(vi) any business or personal relationship of the consultants with any of our executive officers.

Upon consideration of these factors, our Compensation Committee concluded that the engagement of these consultants did not present any conflicts of interest.

Since their engagement by the Compensation Committee in July 2012, Exequity has:

•

Provided information, insights and advice regarding compensation philosophy, objectives and strategy.

•

Recommended peer group selection criteria and identified and recommended potential peer companies.

•

Provided preliminary analysis of competitive compensation practices for Executive Officers.

•

Consulted with the Compensation Committee on long-term incentive and equity plan design.

•

Reviewed and commented on recommendations regarding CEO and NEO compensation.

•

Advised the Compensation Committee on specific issues as they arose.

The total amount of fees paid to Exequity for 2012 was $118,320. In addition, the Committee reimburses Exequity for any reasonable travel and business expenses. The Compensation Committee no longer uses the services of The POE Group, Inc. as a compensation consultant.

RYLAND GROUP – 2013 Proxy Statement   27

Back to Contents

Components of Executive Compensation

Base Salary

Base salaries are a necessary part of our compensation program and provide Executive Officers with a fixed portion of pay that is not performance-based. Our goal is to provide competitive base pay levels in comparison with our Compensation Peer Group. Since December 2008, the base salaries of Ryland’s Executive Officers have not increased other than as a result of promotions. Mr. Nicholson received an increase of his annual base salary to $900,000 as a result of his promotion to Chief Executive Officer of Ryland on June 1, 2009 and Mr. Skelly received an increase of his annual base salary to $500,000 in early 2011 in connection with his additional responsibilities as President of Ryland’s Homebuilding Operation.

Annual Bonus Incentives

Annual bonus incentives for Executive Officers and managers are intended to reward participants for Ryland’s annual financial performance. In February 2012, the Compensation Committee approved the 2012 annual bonus incentive program for Executive Officers. The Compensation Committee approved a performance target for Executive Officers based on Ryland’s adjusted consolidated net earnings for 2012. The Compensation Committee established the performance metric for the annual bonus incentive program so that if Ryland achieved an adjusted consolidated net income of $20 million for 2012, the Executive Officers had the opportunity to receive their targeted 2012 annual bonus incentive payment opportunity. For each $400,000 of adjusted consolidated net earnings that is above the target amount of $20 million, there is a 1 percent increase in the amount of the targeted annual bonus incentive payment opportunity earned by an Executive Officer up to a limit of 125 percent of the target award. For each $300,000 of adjusted consolidated net earnings that is below the target amount of $20 million, there is a 1 percent decrease in the amount of the targeted annual bonus incentive payment opportunity earned by an Executive Officer until adjusted consolidated net earnings reaches $5 million. For each $60,000 of adjusted consolidated net earnings that is below $5 million but above $2 million, there is a 1 percent decrease in the amount of 50 percent of the targeted annual bonus incentive payment opportunity. The threshold amount below which a targeted annual bonus incentive payment opportunity is not earned for 2012 is adjusted consolidated net earnings of $2 million or less. The targeted annual bonus incentive payment opportunities for Ryland’s Named Executive Officers as established at the January 2012 meeting of the Compensation Committee were as follows:

Name and Position	2012 Targeted Annual Bonus Incentive Payment Opportunity
Larry T. Nicholson – President and Chief Executive Officer	$1,200,000
Gordon A. Milne – Executive Vice President and Chief Financial Officer	$320,000
Peter G. Skelly – Senior Vice President and President of Ryland’s Homebuilding Operation	$450,000
David L. Fristoe – Senior Vice President and Chief Accounting Officer	$200,000
Timothy J. Geckle – Senior Vice President and General Counsel	$200,000

For 2012, Ryland’s adjusted consolidated net earnings were a profit of $69.1 million. Accordingly, the Executive Officers earned the maximum amount of 125 percent of their targeted annual bonus incentive payment opportunity described above.

Long-Term Incentives

In 2012, Ryland used two types of long-term incentive compensation for its executive compensation program. The first type of long-term incentive compensation consisted of equity grants of stock options and performance-based restricted stock units. The amount granted of performance-based restricted stock unit target awards to Executive Officers was based upon Ryland’s achievement of targeted levels of adjusted consolidated net earnings, home sales and home closings. A longer-term requirement for vesting of the grant is provided by a three-year prorated vesting period that requires the continued employment of a participant. Ryland’s second type of long-term incentive compensation for Executive Officers is the 2012 Executive Officer Long-Term Incentive Plan (LTIP). The LTIP establishes that the payment of the targeted cash performance award is determined after a three-year performance period based on Ryland’s relative total shareholder return (TSR) performance in comparison to the TSR performance of the comparative peer group selected by the Compensation Committee. In order to receive the target performance award, Ryland’s TSR performance must meet or exceed the 50th percentile of the TSR performance of the peer group. The target award level cannot increase but payment of the target award may decrease based on performance.

RYLAND GROUP – 2013 Proxy Statement   28

Back to Contents

Equity Incentive Awards

In January 2012, the Compensation Committee of the Board of Directors approved equity incentive awards in the form of performance-based restricted stock units and stock option grants to Ryland’s Executive Officers. Subject to the terms and conditions of Ryland’s 2011 Equity and Incentive Plan, the Named Executive Officers received the following grants of stock options and target awards of performance-based restricted stock units on March 1, 2012 subject to performance requirements that, in the case of stock options, condition exercisability on the achievement of stock price appreciation in excess of 150 percent of the grant price, and, in the case of restricted stock units, require the achievement of targeted levels of adjusted consolidated net earnings, home sales and home closings:

Name and Position	Performance-based Restricted Stock Unit Target Award	Stock Option Grant
Larry T. Nicholson – President and Chief Executive Officer	125,000	175,000
Gordon A. Milne – Executive Vice President and Chief Financial Officer	76,000	50,000
Peter G. Skelly – Senior Vice President and President of Ryland’s Homebuilding Operation	63,000	20,000
David L. Fristoe – Senior Vice President and Chief Accounting Officer	36,000	10,000
Timothy J. Geckle – Senior Vice President and General Counsel	36,000	10,000

Subject to the terms and conditions of Ryland’s 2011 Equity and Incentive Plan, the Named Executive Officers received the stock option grants set forth in the table above on March 1, 2012 to purchase shares of Ryland Common Stock at an exercise price of $18.22 per share, which was the closing market price of Ryland’s Common Stock on the grant date for this award. In September 2012, the Compensation Committee amended the stock option agreements for these grants to add a condition to the exercisability that requires Ryland’s stock price to be greater than or equal to 150 percent of the exercise price. These stock option awards have a seven-year term and vest ratably over a three-year period based on the Executive Officers’ continued employment on the vesting date.

Additionally, subject to the terms and conditions of Ryland’s 2011 Equity and Incentive Plan, the Named Executive Officers received performance-based restricted stock unit target awards set forth in the table above on March 1, 2012. Fifty percent of the amount granted of the performance-based restricted stock unit target award was determined based on Ryland generating a targeted amount of adjusted consolidated net earnings for 2012, and each of 25 percent of the amount granted was determined based upon home sales and home closings for 2012, respectively. The following chart sets forth the tiered award calculations approved by the Compensation Committee in January 2012 for each of the three performance metrics in calculating the amount of the performance-based restricted stock unit target award granted to each Executive Officer based on performance measurement results for 2012:

Amount Granted of Target Award	Adjusted Consolidated Net Earnings ($ in thousands)	Homes Sold	Homes Closed
125% of target award	$30,000	5,500	5,000
100% of target award	$20,000	4,600	4,100
50% of target award	$1	3,700	3,200
Entry to the award	$(10,000)	3,350	2,850

Given that in 2012, Ryland generated adjusted consolidated net earnings that exceeded $30 million and sold 5,781 homes, both of which were above the maximum target levels to receive 125 percent of the target award, and closed 4,897 homes, which was slightly below the maximum target level to receive 125 percent of the target award, each of the Executive Officers was granted 124 percent of their restricted stock unit target award. The grant of these restricted stock units is subject to annual vesting in three equal installments, one-third of the total grant each year, beginning on March 1, 2013, based on the executive’s continued employment on the vesting date.

RYLAND GROUP – 2013 Proxy Statement   29

Back to Contents

2012 Executive Officer Long-Term Incentive Awards

At its September 2012 meeting, the Compensation Committee approved Ryland’s 2012 Executive Officer Long-Term Incentive Plan (“LTIP”). For the Executive Officers, the LTIP replaces the retention incentive plan in which they previously participated. Under the terms of the LTIP, the Committee granted cash performance awards to Executive Officers contingent upon the achievement of a long-term performance goal. The payment and vesting of each cash performance award is determined after a three-year performance period ending on December 31, 2014 (“Long-Term Performance Period”), based on Ryland’s Total Shareholder Return (“TSR”) performance over the Long-Term Performance Period in comparison to the TSR performance of a comparative peer group selected by the Compensation Committee (“Industry Peer Group”).

For purposes of computing TSR, the beginning stock price is the opening stock price on the first trading day following January 1, 2012 and the ending stock price is the closing stock price on the last trading day prior to December 31, 2014. Any dividend payments over the Long-Term Performance Period by a company are deemed received by a stockholder and added to the value received by the stockholder over the Long-Term Performance Period. TSR is calculated by measuring the difference between the beginning stock price and the ending stock price plus any dividends paid by a company over the Long-Term Performance Period and dividing that amount by the beginning stock price. If Ryland’s TSR over the Long-Term Performance Period is at or above the 50th percentile when ranked against the TSR over the Long-Term Performance Period of each of the companies in the Industry Peer Group, the multiplier that is applied to the target performance award in order to calculate the actual amount of the performance award (the “Relative Performance Multiplier”) is one (1). If Ryland’s TSR over the Long-Term Performance Period is between the 50th and zero (0) percentiles when ranked against the TSR over the Long-Term Performance Period of each of the companies in the Industry Peer Group, the Relative Performance Multiplier is determined using straight line interpolation (between zero and one) based on the actual percentile ranking of Ryland relative to the Industry Peer Group, such that for each percentile of the ranking of Ryland’s TSR performance below the 50th percentile in comparison to the Industry Peer Group performance, there is a reduction of two percent (2%) of the maximum Relative Performance Multiplier of one (1). By way of example, a ranking at the 38th percentile of relative TSR performance would result in a Relative Performance Multiplier of 0.76.

The following table illustrates how Ryland’s relative TSR over the three-year Long-Term Performance Period as compared to the performance of the Industry Peer Group identified by the Compensation Committee will calculate the percentage of payment of targeted Performance Awards:

Payement of Target Performance Award at the end of the 3-year Performance Period Percentage	Ryland’s relative TSR performance in comparison to the Industry Peer Group Percentile Ranking
100%	50	th
80%	40	th
60%	30	th
40%	20	th
20%	10	th
0%	0	th

If the executive’s employment with Ryland is terminated prior to December 31, 2014 for any reason other than the executive’s death, disability or retirement, the executive’s performance award is forfeited and terminated in full. The executive’s performance award will immediately vest in full upon the executive’s death, disability or retirement and upon the occurrence of a “change-of-control.” In addition to the award grant, interest can be credited to the Executive Officer’s unvested performance awards at a rate established by the Compensation Committee that is reasonable under Section 162(m) of the Code. The maximum amounts of the performance awards, to which can be added any interest credited, that can be earned by the Executive Officers at the end of the three-year performance period based on the achievement of the long-term performance goal are as follows:

Name and Position	Target Performance Award
Larry T. Nicholson – President and Chief Executive Officer	$ 844,000
Gordon A. Milne – Executive Vice President and Chief Financial Officer	$ 481,000
Peter G. Skelly – Senior Vice President and President of Ryland’s Homebuilding Operation	$ 250,000
David L. Fristoe – Senior Vice President and Chief Accounting Officer	$ 203,000
Timothy J. Geckle – Senior Vice President and General Counsel	$ 203,000

RYLAND GROUP – 2013 Proxy Statement   30

Back to Contents

Retirement

Ryland provides plans to meet the retirement needs of its executives. Retirement plans are an important part of our program design because we seek to provide executives with the ability to plan for their future while keeping them focused on the present success of Ryland.

All employees and officers may participate in Ryland’s Retirement Savings Opportunity Plan (“RSOP”). This plan is a 401(k) qualified retirement savings plan. Participants may contribute one percent to fifty percent of their salary and bonus. These contributions can be directed into a variety of investments under the RSOP. Ryland provides matching contributions to the RSOP equal to 50 cents for each dollar contributed to the RSOP by a participant up to six percent of a participant’s eligible compensation. There are participants who are adversely affected by statutory limitations inherent in qualified plans because the IRS places limits on maximum annual deferrals. For 2013, this statutory limitation for deferrals is $17,500 for certain participants or $23,000 for participants who have attained age 50. As a result, these participants cannot fully participate in this retirement savings plan and receive the full amount of the available matching contribution by Ryland under the RSOP.

The Executive and Director Deferred Compensation Plan II (“EDDCP II”) is a nonqualified deferred compensation plan that allows participants to defer the receipt of income and receive the additional matching contributions by Ryland restricted by the RSOP. Funds contributed to the EDDCP II are directed by participants into a variety of investment funds available under the plan. Matching contributions by Ryland to the RSOP and EDDCP II vest one-third at the end of each of the participant’s first three years of service.

Ryland’s Executive Officers are provided with a Supplemental Executive Retirement Plan to supplement the executives’ retirement planning under the RSOP and EDDCP II. This Plan provides participants with the opportunity to receive, at the participant’s option, either a payment of $150,000 annually for 15 years or a lump sum payment equal to the present value of these payments using a discount rate equal to Ryland’s “cost of money,” as defined in the plan, for the year in which the participant reaches the age of 60. Participants vest in this benefit ratably in 20 percent increments over a five-year period of participation in the plan. For each day of service provided by a participant after their 60th birthday, the participant receives an increase in their vested benefit at an interest rate equal to Ryland’s “cost of money” for the year in which the days of service are completed.

Personal Health and Services Allowance

Executive Officers are entitled to a Personal Health and Services Allowance (“PHSA”) provided as a percent of their base salary. The PHSA is intended as a means to motivate participants to monitor their physical health and financial stability by incentivizing them to receive an annual medical examination and to have a professional review of their personal finances and tax preparation.

Mr. Nicholson and the other Executive Officers are provided 9.5 percent of their base salary annually as a PHSA.

Senior Executive Severance Agreements

In October 2012, the Executive Officers of Ryland agreed to amend their Senior Executive Severance Agreements to eliminate the excise tax gross-up provided by Ryland. Ryland’s Senior Executive Severance Agreements provide Executive Officers upon a “termination of employment” during a “change-of-control period” (hereinafter referred to as a “triggering event”) with the payment of two times their highest “annual compensation” for any of the three years prior to termination. Upon the occurrence of a “triggering event,” the former Executive Officer also receives two years of participation in the life, accident and health insurance, employee welfare benefit, executive medical reimbursement and other benefit plans in which they participated prior to termination. Additionally, the Executive Officers’ unvested awards under the long-term incentive and retention incentive plans and equity incentive plan as well as their unvested retirement benefit under the Senior Executive Supplemental Retirement Plan become vested upon a “triggering event.” Finally, certain Executive Officers have the opportunity to receive a lump sum cash payment to provide for outplacement assistance. The obligation to provide the foregoing payments and benefits to an Executive Officer is triggered by a “termination of employment” during a “change-of-control period.” Accordingly, all agreements are double trigger agreements and a “change-of-control” alone will not trigger payment. At the time that Ryland entered into these agreements with its Executive Officers, it was determined that two years of “annual compensation” and benefits was an appropriate level of remuneration to provide executives in the event of a “change-of-control” of Ryland and a termination of their employment. We believe that these payments and benefits are consistent with the level and types of payments and benefits provided to executives of comparable companies.

A further discussion of the terms of the change-of-control provisions and the benefits that they provide to the Executive Officers is set forth in the section entitled “Potential Payments under Senior Executive Severance Agreements” beginning on page 48 of this Proxy Statement.

Risk Oversight and Control

The goals established for our performance-based compensation programs coupled with the internal controls and oversight of the risk elements in our business have minimized the possibility that our compensation programs and practices will have a material adverse effect on Ryland and its financial and operational performance. As described in the section entitled “Risk Oversight” on page 15 of this Proxy Statement, our Audit Committee has general oversight responsibility with respect to risk management, and exercises appropriate oversight to insure that risks are not viewed in isolation and are appropriately controlled and reported to the Board of Directors. Our compensation programs are designed to work within this system of oversight and control, and the Compensation Committee considers whether our compensation programs reward reasonable risk-taking and achieve the proper balance between the desire to appropriately reward employees while protecting Ryland and its stockholders. A key area of risk for Ryland arises from the acquisition and performance of our land inventory. This area of risk is controlled by the thorough review and due diligence that is associated with each potential land acquisition.

RYLAND GROUP – 2013 Proxy Statement   31

Back to Contents

Policies and Practices

No Employment Agreements

Ryland has no employment agreements with its CEO or Executive Officers. As a result, there are no guarantees on continued employment or compensation and benefits. Mr. Nicholson, Ryland’s CEO, has a Severance Agreement to govern any payments he would receive as a result of a termination of employment without “cause” by the Board of Directors or any other form of Mr. Nicholson’s termination of employment with Ryland. This Agreement is discussed on page 47 of this Proxy Statement.

Indemnification Agreements

Ryland has entered into an indemnification agreement with each of our Directors and Executive Officers. This form of indemnification agreement, and Ryland’s Articles of Incorporation and Bylaws, require the Company to indemnify and advance expenses to these persons to the full extent permitted by Maryland law.

Stock Ownership Guidelines

At the July 2012 meeting of the Compensation Committee, the Committee approved Stock Ownership Guidelines for Executive Officers. These Guidelines mandate that Executive Officers shall own the fair market value of Ryland Common Stock that equals or exceeds the multiple of the executive’s then base salary as set forth below:

Position Title	Multiple of Annualized Base Salary
Chief Executive Officer	6x base salary
Executive Vice President	3x base salary
Other Executive Officers	2x base salary

Share ownership is calculated at the end of the year, based on the average share price for that year. All of our Executive Officers comply with these Guidelines.

Securities Trading Policy (Anti-Hedging/Anti-Pledging)

We have a policy that prohibits Executive Officers and Directors from trading in Ryland stock while in possession of nonpublic information about Ryland. Additionally, all trading in or transfers of ownership involving Ryland stock by Executive Officers and Directors requires a prior written request to Ryland’s General Counsel. These requests are limited to a period that begins one business day after the date of the press release of quarterly or annual earnings and financial information and ending four weeks after that date. The Board of Directors adopted a policy that prohibits officers and Directors from engaging in short sales of Ryland’s Common Stock as well as trading in public or other options in our Common Stock. Entering into any contract or purchasing any instrument designed to hedge or offset any decrease in the market value of Ryland’s Common Stock is not permitted unless prior written approval is received from the Legal Department. Additionally, the Board of Directors adopted a policy, effective February 12, 2013, that prohibits Executive Officers and Directors from pledging Ryland stock as collateral for a loan.

Clawback Policy

The Board of Directors adopted a Policy for Recoupment of Incentive Compensation (Clawback Policy) which allows the Board, in the event of a material restatement of Ryland’s financial results within three years of the original reporting, to seek recovery from a culpable Executive Officer of any bonus or incentive compensation, including equity awards, that is in excess of what would have been payable had the financial statement been filed as restated.

RYLAND GROUP – 2013 Proxy Statement   32

Back to Contents

Dividend Equivalent Deferral Policy

Beginning with restricted stock unit awards granted after February 2012, cash dividend equivalent payments are not made until the related restricted stock unit grant vests and is payable to a participant. Cash dividend equivalent payments are not provided in connection with stock option awards.

No Repricing or Replacing “Underwater” Stock Options

Ryland does not reprice or replace “underwater” stock options. In 2012, 495,881 stock options were cancelled as a result of expiring “underwater.” We did not request that our stockholders approve any replacement shares for these “underwater” options. The 2011 Equity and Incentive Plan provides that “the exercise price for any outstanding stock option granted under the Plan may not be decreased after the date of grant nor may any outstanding stock option granted under the Plan be surrendered to the Corporation as consideration for the grant of a new stock option with a lower exercise price.”

Policy Regarding Extraordinary Retirement Benefits for Senior Executives

In response to a proposal approved by stockholders at the 2006 Annual Meeting of Stockholders, the Board of Directors adopted the following policy:

The Company, after the Effective Date of this Policy, will not, without seeking stockholder approval, agree with any Senior Executive:

•

To provide, under any one or more defined benefit Retirement Plans of the Company, an annual benefit that will exceed one hundred percent (100%) of the Senior Executive’s Final Average Salary; or

•

To grant service credit or vesting credit (or accelerate vesting) under any defined benefit Retirement Plan for any period of time that the Senior Executive was not actually employed by the Company or any subsidiary or affiliate of the Company for purposes of determining the Senior Executive’s retirement benefits.

For purposes of this Policy, the following terms shall have the following meanings:

“Final Average Salary” means the average of the highest five calendar years’ salaries of the Senior Executive.

“Retirement Plan” means any pension benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, of the Company, regardless of whether such plan is a tax-qualified plan or a nonqualified plan.

“Senior Executive” means a person who is an officer of the Company or a subsidiary who is required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

In the event that the Board or Compensation Committee determines that the circumstances of a future agreement with a Senior Executive warrant extraordinary retirement benefits, service or vesting credits, or vesting acceleration in excess of that which is permitted under this Policy (the “Limits”), and the Board determines that it is impractical to submit the matter to a stockholder vote in a timely fashion, then in such event the Board may elect to seek stockholder approval after the parties have mutually agreed to the material terms of the relevant future agreement, provided that the payment of any retirement benefits in excess of the Limits under such agreement is conditioned on subsequent stockholder ratification. The Board may amend or terminate this Policy at any time if it determines in its sole discretion that such action would be in the best interests of the Company, provided that any such action shall be promptly disclosed on the Company’s Web Site.

Policy Regarding Stockholder Approval of Severance Agreements

In response to a proposal approved by stockholders at the 2006 Annual Meeting of Stockholders, the Board of Directors adopted the following policy:

The Company, after the Effective Date of this Policy, will not enter into a Future Severance Agreement with a Senior Executive that provides for Benefits in an amount exceeding the Severance Benefits Limitation, unless such Future Severance Agreement is approved by a vote of the Company’s stockholders.

For purposes of this Policy, the following terms shall have the following meanings:

“Annual Compensation” means the sum of the annual base salary paid or earned and annual bonus paid or earned, even though paid in a subsequent year, by the Senior Executive and all amounts credited to the Senior Executive, vested and unvested, under any incentive compensation or other benefit or compensation plans in which the Senior Executive participates during a calendar year. In the event the Senior Executive has not been employed by the Company for a complete calendar year, the determination of Annual Compensation shall involve a pro forma projection of annual base salary, annual bonus and amounts that are projected to be credited, vested and unvested, under any incentive compensation or other benefit or compensation plan in which the Senior Executive participates.

RYLAND GROUP – 2013 Proxy Statement   33

Back to Contents

“Benefits” means: (i) severance amounts payable in cash to a Senior Executive (including cash amounts payable for the uncompleted portion of an employment term under an agreement), and (ii) special benefits or perquisites provided to a Senior Executive at the time of such Senior Executive’s termination of employment for any reason other than death. The term “Benefits” includes both lump-sum payments and the estimated present value of any periodic payments made, or special benefits or perquisites provided, following and as a result of the termination of such Senior Executive’s employment.

Notwithstanding the foregoing, the term “Benefits” does not include:

(a)

the value of any accelerated vesting of any then-outstanding equity-based award;

(b)

the value of any accelerated vesting of any then-outstanding cash-based incentive award;

(c)

compensation and benefits earned, accrued or otherwise provided, including, without limitation, vacation pay, pro rata bonuses, and deferred compensation accounts, for services rendered through the date of termination of employment (other than any such compensation or benefits awarded at the time and as a result of the Senior Executive’s termination of employment);

(d)

payments, including tax gross-ups, related to offsetting the Senior Executive’s excise taxes under Sections 409A or 4999 of the Internal Revenue Code (the “Code”), as amended from time to time;

(e)

any post-termination retirement and other benefits, special benefits or perquisites provided under plans, programs or arrangements of the Company applicable to one or more groups of employees in addition to the Senior Executives or which are provided consistent with the Company’s Policy Regarding Extraordinary Retirement Benefits for Senior Executives;

(f)

payments, including tax gross-ups, made with respect to relocation assistance and outplacement services; and

(g)

payments and other benefits that also would become payable or are otherwise provided on account of the Senior Executive’s disability or death.

“Future Severance Agreement” means an employment agreement between the Company (or one of its subsidiaries) and a Senior Executive pursuant to which the Senior Executive renders services to the Company (or one of its subsidiaries) as an employee (and not as a consultant or other independent contractor) or a severance agreement between the Company (or one of its subsidiaries) and a Senior Executive related to the termination of employment of the Senior Executive with the Company (or one of its subsidiaries), in either case, entered into on or after the Effective Date (as defined herein) of this Policy, and includes any material modification to increase the formula for determining severance Benefits under any existing agreement with a Senior Executive that is in effect as of the Effective Date.

“Senior Executive” means a person who is or becomes at the time of execution of a Future Severance Agreement an officer of the Company or a subsidiary who is required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

“Severance Benefits Limitation” means 2.99 times the Senior Executive’s highest Annual Compensation for any of the three (3) calendar years immediately preceding the date of termination of employment. For purposes of the preceding sentence, the amount of annual bonus and all amounts credited to the Senior Executive, vested or unvested, under any incentive compensation or other benefit or compensation plans in which the Senior Executive participates shall be determined without regard to whether such amount is currently payable or is or was paid or deferred and without regard to the form of payment (e.g., in cash, equity or other property).

This Policy shall not cover (i) any agreement for future services to be rendered to the Company in a capacity other than as an employee (e.g., consulting or director agreements), or (ii) any agreement to refrain from certain conduct (e.g., covenants not to compete).

The Board delegates to the Compensation Committee full authority to make determinations regarding the interpretation of the provisions of this Policy, in its sole discretion, including, without limitation, the determination of the value of any non-cash items, as well as the present value of any cash or non-cash benefits payable over a period of time.

Due to timing constraints or other reasons, the Board may determine that it would be in the best interests of the Company to enter into a Future Severance Agreement with a Senior Executive that exceeds the Severance Benefits Limitation. In this situation, the Board may elect to seek stockholder approval after the material terms of such an agreement have been agreed upon, provided that the payment of any Benefits in excess of the foregoing limits is contingent upon subsequent stockholder ratification. The Board may amend, waive or cancel this Policy at any time if it determines in its sole discretion that such action would be in the best interests of the Company, provided that any such action shall be promptly disclosed on the Company’s Web Site.

Policy with Respect to the $1 Million Deduction Limit

It is the policy of the Compensation Committee to periodically evaluate the qualification of compensation for exclusion from the $1 million limitation on corporate tax deductions under Section 162(m) of the Code, as well as other sections of the Code, while maintaining flexibility to take actions with respect to compensation which it deems to be in the interest of Ryland and its stockholders which may not qualify for tax deductibility. Ryland’s stockholders previously approved the Senior Executive Performance Plan and the 2011 Equity and Incentive Plan to comply with the requirements of Section 162(m) of the Code. The Senior Executive Performance Plan was modified and revised and is included in this Proxy Statement as Proposal No. 3 which is discussed on page 52. Compliance with Section 162(m) of the Code results in the tax deductibility of related compensation expense. However, the rules and regulations promulgated under Section 162(m) of the Code are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation paid or awarded by the Company will be fully deductible under all circumstances.

RYLAND GROUP – 2013 Proxy Statement   34

Back to Contents

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed with management the 2013 Compensation Discussion and Analysis set forth in this Proxy Statement as required by Item 402(b) of Regulation S-K promulgated under the Exchange Act. The Compensation Committee recommended to the Board of Directors, and the Board of Directors approved the inclusion of the 2013 Compensation Discussion and Analysis in this Proxy Statement for Ryland’s Annual Meeting of Stockholders to be held on April 24, 2013.

Compensation Committee of the Board of Directors

Robert E. Mellor, Chairman

William L. Jews

Norman J. Metcalfe

Charlotte St. Martin

February 26, 2013

RYLAND GROUP – 2013 Proxy Statement   35

Back to Contents

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus(2)	Stock Awards(3)		Option Awards(5)	Non-Equity Incentive Plan Compensation		Change in Pension Value(12)	All Other Compen-sation(13)	Total
Larry T. Nicholson – President and Chief Executive Officer of The Ryland Group, Inc.	2012	$ 900,000	–	$2,550,800		$1,366,750	$1,500,000	(6)	$64,678	$212,821	$ 6,637,623
							$42,574	(7)
	2011	$ 900,000	–	$2,266,150	(4)	$1,053,500	$1,120,800	(8)	$60,447	$165,292	$ 6,223,900
							$657,711	(9)
	2010	$ 900,000	$ 675,000	$3,592,150		$1,582,000	$1,200,000	(10)	$56,492	$187,948	$ 8,249,605
							$56,015	(11)
Gordon A. Milne – Executive Vice President and Chief Financial Officer of The Ryland Group, Inc.	2012	$ 700,000	–	$1,717,053		$390,500	$400,000	(6)	$239,528	$133,443	$ 3,604,911
							$24,387	(7)
	2011	$ 700,000	–	$940,730	(4)	$301,000	$298,880	(8)	$84,780	$115,769	$ 2,818,486
							$377,327	(9)
	2010	$ 700,000	$ 385,000	$1,163,500		$452,000	$320,000	(10)	$79,233	$118,711	$ 3,264,914
							$46,470	(11)
Peter G. Skelly – Senior Vice President of The Ryland Group, Inc.; President of Ryland’s Homebuilding Operation (1)	2012	$ 500,000	–	$1,423,346		$156,200	$562,500	(6)	$157,614	$104,606	$ 2,915,439
							$11,173	(7)
	2011	$ 500,000	–	$720,400	(4)	$120,400	$420,300	(8)	$139,248	$75,967	$ 2,167,545
							$191,230	(9)
	2010	$ 360,000	$ 144,000	$744,640		$90,400	$400,000	(10)	$122,610	$63,208	$ 1,942,616
							$17,758	(11)
David L. Fristoe – Senior Vice President and Chief Accounting Officer of The Ryland Group, Inc.	2012	$ 360,000	–	$813,341		$78,100	$250,000	(6)	$69,206	$74,176	$ 1,655,081
							$10,258	(7)
	2011	$ 360,000	–	$461,276	(4)	$60,200	$186,800	(8)	$64,678	$53,731	$ 1,345,550
							$158,865	(9)
	2010	$ 360,000	$ 162,000	$581,750		$90,400	$200,000	(10)	$60,447	$70,609	$ 1,545,954
							$20,748	(11)
Timothy J. Geckle – Senior Vice President and General Counsel of The Ryland Group, Inc.	2012	$ 360,000	–	$813,341		$78,100	$250,000	(6)	$210,541	$64,684	$ 1,786,924
							$10,258	(7)
	2011	$ 360,000	–	$461,276	(4)	$60,200	$186,800	(8)	$84,780	$60,498	$ 1,372,419
							$158,865	(9)
	2010	$ 360,000	$ 162,000	$581,750		$90,400	$200,000	(10)	$79,233	$69,479	$ 1,563,727
							$20,865	(11)

(1)

Effective January 11, 2011, Mr. Skelly was promoted to President of Ryland’s Homebuilding Operation.

(2)

This amount represents the discretionary long-term incentive cash payment provided pursuant to the 2010 Retention Incentive Plan. The first third of this 2010 award was paid out in February 2011, the second third was paid out in February 2012 and the remaining third was paid out in February 2013. There were no discretionary awards in 2011 or 2012.

(3)

On March 1, 2012, the Named Executive Officers were given the opportunity to receive the following target amounts of restricted stock units: Mr. Nicholson, 125,000 units; Mr. Milne, 76,000 units; Mr. Skelly, 63,000 units; Mr. Fristoe, 36,000 units; and Mr. Geckle, 36,000 units. These grants were subject to the satisfaction of performance criteria that required Ryland to achieve targeted levels of adjusted consolidated net earnings, home sales and home closings for 2012 in order to receive the target amount of these grants. Based on Ryland’s adjusted consolidated net earnings, home sales and home closings for 2012, the Named Executive Officers received restricted stock unit grants that were 124 percent of their target grant amounts. Mr. Nicholson agreed to relinquish the rights to 15,000 units of his restricted stock unit grant in response to a request by the Compensation Committee to adjust his 2012 compensation. As a result, on March 1, 2012, the Named Executive Officers received grants of restricted stock units in the following amounts: Mr. Nicholson, 140,000 units; Mr. Milne, 94,240 units; Mr. Skelly, 78,120 units; Mr. Fristoe, 44,640 units; and Mr. Geckle, 44,640 units. These restricted stock units vest ratably on each March 1 of the three years following the grant date. On March 1, 2011, the Named Executive Officers received grants of restricted stock units in the following amounts: Mr. Nicholson, 125,000 units; Mr. Milne, 50,000 units; Mr. Skelly, 40,000 units; Mr. Fristoe, 25,000 units; and Mr. Geckle, 25,000 units. These grants were subject to the satisfaction of a performance target that required Ryland to achieve adjusted consolidated net earnings without a loss in 2011. This performance target was achieved and these restricted stock units vest ratably on each March 1 of the three years following the grant date. On March 1, 2010, the Named Executive Officers received grants of restricted stock units in the following amounts: Mr. Nicholson, 125,000 units; Mr. Milne, 50,000 units; Mr. Skelly, 32,000 units; Mr. Fristoe, 25,000 units; and Mr. Geckle, 25,000 units. These grants were subject to the satisfaction of a performance target that required Ryland to achieve adjusted consolidated net loss of $5 million or less in 2010. This performance target was achieved and these restricted stock units vest ratably on each March 1 of the three years following the grant date. On April 30, 2010, in connection with the Compensation Committee’s review of Mr. Nicholson’s CEO compensation program, Mr. Nicholson received a grant of 30,000 restricted stock units that are not subject to the satisfaction of a performance target for vesting. These restricted stock units vest ratably on each April 30 of the three years following the grant date. The aggregate grant date fair value of these restricted stock unit awards is set forth in the Summary Compensation Table in the applicable year they were granted using the closing price of Ryland’s Common Stock on the date of grant pursuant to FASB ASC Topic 718.

RYLAND GROUP – 2013 Proxy Statement   36

Back to Contents

(4)

This amount includes the restricted stock unit portion of the 2011 award determined according to the performance goals set pursuant to the 2011 Retention Incentive Plan. The Named Executive Officers received grants of restricted stock units in the following amounts: Mr. Nicholson, 12,556 units; Mr. Milne, 7,161 units; Mr. Skelly, 3,720 units; Mr. Fristoe, 3,013 units; and Mr. Geckle, 3,013 units. The first third of the restricted stock unit portion of the 2011 award was paid out in January 2012, the second third was paid out in January 2013 and the final third is paid out in January 2014 if the executive is employed by Ryland on December 31, 2013.

(5)

On March 1, 2012, the Named Executive Officers received grants of stock options in the following amounts: Mr. Nicholson, 175,000 shares; Mr. Milne, 50,000 shares; Mr. Skelly, 20,000 shares; Mr. Fristoe, 10,000 shares; and Mr. Geckle, 10,000 shares. In September 2012, the Compensation Committee amended the stock option agreements for these grants to add a condition to the exercisability that requires Ryland’s stock price to be greater than or equal to 150 percent of the exercise price of $18.22 per share. These grants vest ratably on each March 1 of the three years following the grant date. On March 1, 2011, the Named Executive Officers received grants of stock options in the following amounts: Mr. Nicholson, 175,000 shares; Mr. Milne, 50,000 shares; Mr. Skelly, 20,000 shares; Mr. Fristoe, 10,000 shares; and Mr. Geckle, 10,000 shares. These grants were not subject to the satisfaction of a performance target for vesting and vest ratably on each March 1 of the three years following the grant date. On March 1, 2010, the Named Executive Officers received grants of stock options in the following amounts: Mr. Nicholson, 175,000 shares; Mr. Milne, 50,000 shares; Mr. Skelly, 10,000 shares; Mr. Fristoe, 10,000 shares; and Mr. Geckle, 10,000 shares. These grants were not subject to the satisfaction of a performance target for vesting and vest ratably on each March 1 of the three years following the grant date. The aggregate fair value of these stock option awards is set forth in the Summary Compensation Table in the applicable year they were granted using the grant date fair value determined using the Black-Scholes-Merton option pricing formula pursuant to FASB ASC Topic 718. A description of the assumptions used for volatility, risk free interest rate, dividend yield and expected life in the option pricing formula is included in Note J: Stock-Based Compensation of the Notes to Consolidated Financial Statements on page 62 of Ryland’s Annual Report on Form 10-K for the year ended December 31, 2012.

(6)

This amount represents the annual bonus incentive payments earned for 2012 and paid out in December 2012. Further information about Ryland’s annual bonus incentive payments is contained in the section entitled “Annual Bonus Incentives” beginning on page 28 of this Proxy Statement.

(7)

This amount represents interest of 6.02 percent earned in 2012 on 2011 and 2010 Retention Incentive Plan awards that had not vested.

(8)

This amount represents the annual bonus incentive payments earned for 2011 and paid out in January 2012.

(9)

This amount consists of the cash portion of the 2011 award determined according to the performance goals set pursuant to the 2011 Retention Incentive Plan. The first third of the cash portion of the 2011 award was paid out in February 2012, the second third was paid out in February 2013 and the final third is paid out in February 2014 if the executive is employed by Ryland on December 31, 2013. This compensation also includes interest of 8 percent earned in 2011 on 2010 Retention Incentive Plan awards and 2009 TRG Incentive Plan awards that had not vested.

(10)

This amount represents the annual bonus incentive payments earned for 2010 and paid out in January 2011.

(11)

This amount represents interest of 8.5 percent earned in 2010 on 2009 and 2008 TRG Incentive Plan awards that had not vested.

(12)

The Change in Pension Value column consists of the aggregate change in the actuarial present value of the Executive Officers’ accumulated benefit under the Supplemental Executive Retirement Plan. Further information about Ryland’s Supplemental Executive Retirement Plan is contained in the section entitled “Retirement” beginning on page 31 of this Proxy Statement.

(13)

All Other Compensation includes the following components:

a)

Value of term life insurance received under Ryland’s basic and executive life insurance plans: Mr. Nicholson, 2012 - $16,107, 2011 - $12,477, 2010 $11,262; Mr. Milne, 2012 - $21,285, 2011 - $17,628, 2010 - $16,788; Mr. Skelly, 2012 - $4,905, 2011 - $4,176, 2010 - $3,182; Mr. Fristoe, 2012 - $8,512, 2011 - $7,939, 2010 - $5,791; and Mr. Geckle, 2012 - $12,337, 2011 - $10,002, 2010 - $9,570;

b)

Tax assistance for the value of term life insurance received under Ryland’s executive life insurance plan: Mr. Nicholson, 2011 - $8,739, 2010 - $7,662; Mr. Milne, 2011 - $11,285, 2010 - $10,540; Mr. Skelly, 2011 - $2,103, 2010 - $1,288; Mr. Fristoe, 2011 - $3,975, 2010 - $3,496; and Mr. Geckle, 2011 - $5,804, 2010 - $5,421;

c)

Reimbursement for executive health and fitness costs: Mr. Nicholson, 2011 - $2,640, 2010 - $3,080; Mr. Milne, 2011 - $2,640, 2010 - $1,745; Mr. Fristoe, 2011 - $2,640, 2010 - $2,640; Mr. Geckle, 2011 - $599, 2010 - $599; and tax assistance related to reimbursements: Mr. Nicholson, 2011 - $924, 2010 - $1,078; Mr. Milne, 2011 - $924, 2010 - $611, Mr. Fristoe, 2011 - $924, 2010 - $924; and Mr. Geckle, 2011 - $210, 2010 - $210;

d)

Executive medical reimbursement plan for expenses not covered by Ryland’s health insurance plan: Mr. Nicholson, 2012 - $5,590, 2011 - $5,512, 2010 - $10,866; Mr. Milne, 2012 - $3,692, 2011 - $3,692, 2010 - $7,027; Mr. Skelly, 2012 - $7,717, 2011 - $7,688, 2010 - $10,737; Mr. Fristoe, 2012 - $7,560, 2011 - $5,703, 2010 - $15,238; and Mr. Geckle, 2012 - $10,647, 2011 - $11,333, 2010 - $11,160;

e)

Personal Health and Services Allowance: Mr. Nicholson, 2012 - $85,500, 2011 - $72,000, 2010 - $72,000; Mr. Milne, 2012 - $66,500, 2011 - $49,000, 2010 - $49,000; Mr. Skelly, 2012 - $47,500, 2011 - $35,000, 2010 - $25,200; Mr. Fristoe, 2012 - $34,200, 2011 - $25,200, 2010 - $25,200; and Mr. Geckle, 2012 - $34,200, 2011 - $25,200, 2010 - $25,200;

f)

Ryland’s contributions to the Retirement Savings Opportunity Plan and the Executive and Director Deferred Compensation Plan II: Mr. Nicholson, 2012 - $105,624, 2011 - $63,000, 2010 - $72,000; Mr. Milne, 2012 - $41,966, 2011 - $30,600, 2010 - $33,000; Mr. Skelly, 2012 - $44,484, 2011 - $27,000, 2010 - $22,800; Mr. Fristoe, 2012 - $23,904, 2011 - $7,350, 2010 - $17,319; and Mr. Geckle, 2012 - $7,500, 2011 - $7,350; 2010 - $17,319; and

g)

Charitable contribution: For 2010, as a Director, Mr. Nicholson was given the opportunity to designate where Ryland made a $10,000 contribution to charity.

RYLAND GROUP – 2013 Proxy Statement   37

Back to Contents

GRANTS OF PLAN-BASED AWARDS IN 2012

Name	Grant Date	Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Option Awards: Number of Securities Underlying Options		Exercise Price of Option Awards		Grant Date Fair Value of Stock and Option Awards
				Threshold	Target	Maximum
Larry T. Nicholson	1/24/12	1/24/12	(1)	$ 0	$1,200,000	$1,500,000	–		–		–		–
	9/27/12	9/27/12	(2)	$ 0	$844,000	$844,000	–		–		–		–
	1/24/12	1/24/12		–	–	–	12,556	(3)	–		–		$235,048	(7)
	3/1/12	1/24/12		–	–	–	140,000	(4)	–		–		$2,550,800	(8)
	3/1/12	1/24/12		–	–	–	–		175,000	(5)	$18.22	(6)	$1,366,750	(9)
Gordon A. Milne	1/24/12	1/24/12	(1)	$ 0	$320,000	$400,000	–		–		–		–
	9/27/12	9/27/12	(2)	$ 0	$481,000	$481,000	–		–		–		–
	1/24/12	1/24/12		–	–	–	7,161	(3)	–		–		$134,054	(7)
	3/1/12	1/24/12		–	–	–	94,240	(4)	–		–		$1,717,053	(8)
	3/1/12	1/24/12		–	–	–	–		50,000	(5)	$18.22	(6)	$390,500	(9)
Peter G. Skelly	1/24/12	1/24/12	(1)	$ 0	$450,000	$562,500	–		–		–		–
	9/27/12	9/27/12	(2)	$ 0	$250,000	$250,000	–		–		–		–
	1/24/12	1/24/12		–	–	–	3,720	(3)	–		–		$69,638	(7)
	3/1/12	1/24/12		–	–	–	78,120	(4)	–		–		$1,423,346	(8)
	3/1/12	1/24/12		–	–	–	–		20,000	(5)	$18.22	(6)	$156,200	(9)
David L. Fristoe	1/24/12	1/24/12	(1)	$ 0	$200,000	$250,000	–		–		–		–
	9/27/12	9/27/12	(2)	$ 0	$203,000	$203,000	–		–		–		–
	1/24/12	1/24/12		–	–	–	3,013	(3)	–		–		$56,403	(7)
	3/1/12	1/24/12		–	–	–	44,640	(4)	–		–		$813,341	(8)
	3/1/12	1/24/12		–	–	–	–		10,000	(5)	$18.22	(6)	$78,100	(9)
Timothy J. Geckle	1/24/12	1/24/12	(1)	$ 0	$200,000	$250,000	–		–		–		–
	9/27/12	9/27/12	(2)	$ 0	$203,000	$203,000	–		–		–		–
	1/24/12	1/24/12		–	–	–	3,013	(3)	–		–		$56,403	(7)
	3/1/12	1/24/12		–	–	–	44,640	(4)	–		–		$813,341	(8)
	3/1/12	1/24/12		–	–	–	–		10,000	(5)	$18.22	(6)	$78,100	(9)

(1)

These amounts reflect the payments that may be made pursuant to the annual bonus incentive program for senior executives, which is discussed in the section entitled “Annual Bonus Incentives” beginning on page 28 of this Proxy Statement. The Executive Officers had their annual bonus incentive payment determined based upon Ryland’s adjusted consolidated net earnings. If Ryland achieved adjusted consolidated net earnings of $20 million for 2012, the Executive Officers had the opportunity to receive their targeted 2012 annual bonus incentive payment opportunity. For each $400,000 of adjusted consolidated net earnings that is above the target level of $20 million, there is a 1 percent increase in the amount of the targeted annual bonus incentive payment opportunity earned by an Executive Officer up to a limit of 125 percent of the target award. For each $300,000 of adjusted consolidated net earnings that is below the target amount of $20 million, there is a 1 percent decrease in the amount of the targeted annual bonus incentive payment opportunity earned by an Executive Officer until adjusted consolidated net earnings reaches $5 million. For each $60,000 of adjusted consolidated net earnings that is below $5 million but above $2 million, there is a 1 percent decrease in the amount of 50 percent of the targeted annual bonus incentive payment opportunity. The threshold amount below which a targeted annual bonus incentive payment opportunity is not earned for 2012 is adjusted consolidated net earnings of $2 million or less. For 2012, Ryland’s adjusted consolidated net earnings were $69.1 million. Therefore, the Executive Officers earned the maximum amount of the targeted annual bonus incentive payment set forth above.

(2)

These amounts are the maximum payments possible pursuant to the 2012 Executive Officer Long-Term Incentive Plan (“LTIP”) which is discussed in the section entitled “2012 Executive Officer Long-Term Incentive Awards” on page 30 of this Proxy Statement. Under the terms of the LTIP, the Compensation Committee granted performance awards to the Executive Officers. The payment and vesting of these performance awards is determined after a three-year performance period ending on December 31, 2014 (“Long-Term Performance Period”) based on Ryland’s Total Stockholder Return (“TSR”) performance over the Long-Term Performance Period in comparison to the TSR performance of a comparative peer group selected by the Compensation Committee (“Industry Peer Group”). For purposes of computing TSR, the beginning stock price is the opening stock price on the first trading day following January 1, 2012 and the ending stock price is the closing stock price on the last trading day prior to December 31, 2014. Any dividend payments over the Long-Term Performance Period by a company are deemed received by a stockholder and added to the value received by the stockholder over the Long-Term Performance Period. TSR is calculated by measuring the difference between the beginning stock price and the ending stock price plus any dividends paid by a company over the Long-Term Performance Period and dividing that amount by the beginning stock price. If Ryland’s TSR over the Long-Term Performance Period is at or above the 50th percentile when ranked against the TSR over the Long-Term Performance Period of each of the companies in the Industry Peer Group, the multiplier that is applied to the target performance award in order to calculate the actual amount of the performance award (the “Relative Performance Multiplier”) is one (1). If Ryland’s TSR over the Long-Term Performance Period is between the 50th and zero (0) percentiles when ranked against the TSR over the Long-Term Performance Period of each of the companies in the Industry Peer Group, is determined using straight line interpolation (between zero and one) based on the actual percentile ranking of Ryland relative to the Industry Peer Group, such that for each percentile of the ranking of Ryland’s TSR performance below the 50th percentile in comparison to the Industry Peer Group performance, there is a reduction of two percent (2%) of the maximum Relative Performance Multiplier of one (1). By way of example, a ranking at the 38th percentile of relative total stockholder performance would result in a Relative Performance Multiplier of 0.76.

RYLAND GROUP – 2013 Proxy Statement   38

Back to Contents

If the Executive Officer’s employment with Ryland is terminated prior to December 31, 2014 for any reason other than the Executive Officer’s death, disability or retirement, the Executive Officer’s performance award is forfeited and terminated in full. The Executive Officer’s performance award will immediately vest in full upon the Executive Officer’s death, disability or retirement and upon the occurrence of a “change-of-control.” In addition to the award grant, interest can be credited to the Executive Officer’s unvested performance awards at a rate established by the Compensation Committee that is reasonable under Section 162(m) of the Code. If provided, this interest credit is added to and payable at the time the performance award is earned and paid out.

(3)

The Compensation Committee approved the calculation and determined the amount of 25 percent of the 2011 Ryland Group Retention Incentive Plan award as a grant of restricted stock units under Ryland’s 2011 Equity and Incentive Plan at its meeting on January 24, 2012. The grants include the right to receive quarterly dividend equivalent payments on the restricted stock units in the amount and to the extent dividends are paid by Ryland on its Common Stock. There were no performance criteria for this grant. The initial one-third of the restricted stock units were earned and payable as of January 24, 2012. The remaining two-thirds will be paid out on each January 2 of 2013 and 2014, respectively, provided the Executive Officer is employed by Ryland on December 31, 2012 and 2013, respectively.

(4)

The Compensation Committee approved the grant of restricted stock units under Ryland’s 2011 Equity and Incentive Plan at its meeting on January 24, 2012 and set a grant date of March 1, 2012. The Named Executive Officers were given the opportunity to receive a targeted amount of restricted stock units in the following target amounts: Mr. Nicholson, 125,000 units; Mr. Milne, 76,000 units; Mr. Skelly, 63,000 units; Mr. Fristoe, 36,000 units; and Mr. Geckle, 36,000 units. These grants were subject to the satisfaction of performance criteria that required Ryland to achieve targeted levels of adjusted consolidated net earnings, home sales and home closings for 2012 in order to receive the target amount of these grants. Based on Ryland’s adjusted consolidated net earnings, home sales and home closings for 2012, the Named Executive Officers received restricted stock unit grants that were 124 percent of their target grant amounts. Mr. Nicholson agreed to relinquish the rights to 15,000 units of his restricted stock unit grant in response to a request by the Compensation Committee to adjust his 2012 compensation. Therefore, on March 1, 2012, the Named Executive Officers received grants of restricted stock units in the following amounts: Mr. Nicholson, 140,000 units; Mr. Milne, 94,240 units; Mr. Skelly, 78,120 units; Mr. Fristoe, 44,640 units; and Mr. Geckle, 44,640 units. The restricted stock units will vest and be paid out in one-third increments on each March 1 of 2013, 2014 and 2015, respectively, provided the Executive Officer is employed by Ryland on those dates. The grants include the right to receive quarterly dividend payments in the amount and to the extent dividends are paid by Ryland on its Common Stock at the time the restricted stock unit grant vests and is payable to the Executive Officer.

(5)

The Compensation Committee approved the grant of non-qualified stock options to Executive Officers under Ryland’s 2011 Equity and Incentive Plan at its meeting on January 24, 2012 and set a grant date of March 1, 2012. In September 2012, the Compensation Committee amended the stock option agreements for these grants to add a condition to the exercisability that requires Ryland’s stock price to be greater than or equal to 150 percent of the exercise price of $18.22 per share. The options vest in one-third increments on each March 1 of 2013, 2014 and 2015, respectively, provided the Executive Officer is employed by Ryland on those dates.

(6)

The exercise price of these non-qualified stock option awards is the closing market price of Ryland’s Common Stock on the date of grant which was March 1, 2012.

(7)

The grant date fair value of the restricted stock unit grants equals the number of restricted stock units multiplied by the closing market price of Ryland’s Common Stock on January 24, 2012 which was $18.72.

(8)

The grant date fair value of the restricted stock unit grants equals the number of restricted stock units multiplied by the closing market price of Ryland’s Common Stock on the date of grant, March 1, 2012, which was $18.22 per share.

(9)

The grant date fair value of the non-qualified stock options was calculated using the fair value per share of $7.81, determined using the Black- Scholes-Merton option pricing formula, multiplied by the number of options granted.

RYLAND GROUP – 2013 Proxy Statement   39

Back to Contents

DISCUSSION OF COMPENSATION AGREEMENTS AND PLANS

Annual Bonuses for Executive Officers

For 2012, the Named Executive Officers received an annual bonus determined by Ryland’s adjusted consolidated net earnings. If Ryland achieved adjusted consolidated net earnings of $20 million for 2012, the Named Executive Officers were eligible to receive their targeted annual bonus payment opportunity in the following amounts: Mr. Nicholson, $1,200,000; Mr. Milne, $320,000; Mr. Skelly, $450,000; Mr. Fristoe, $200,000; and Mr. Geckle, $200,000. For each $400,000 of adjusted consolidated net earnings that is above the target level of $20 million, there is a 1 percent increase in the amount of the targeted annual bonus incentive payment opportunity earned up to a limit of 125 percent of the target award. For each $300,000 of adjusted consolidated net earnings that is below the target amount of $20 million, there is a 1 percent decrease in the amount of the targeted annual bonus incentive payment opportunity earned until adjusted consolidated net earnings reaches $5 million. For each $60,000 of adjusted consolidated net earnings that is below $5 million but above $2 million, there is a 1 percent decrease in the amount of 50 percent of the targeted annual bonus incentive payment opportunity. The threshold amount below which a targeted annual bonus incentive payment opportunity is not earned for 2012 is adjusted consolidated net earnings of $2 million or less. Ryland achieved adjusted consolidated net earnings of $69.1 in 2012 and therefore, the Named Executive Officers received a maximum payout of 125 percent of their targeted annual bonus payment opportunity.

Long-Term Incentive Award Plans

For 2012, each of the Named Executive Officers were granted performance awards under the terms of the 2012 Executive Officer Long-Term Incentive Plan (“LTIP”) contingent upon the achievement of a long-term performance goal. More information on the LTIP is set forth in the section entitled “2012 Executive Officer Long-Term Incentive Awards” on page 30 of this Proxy Statement. The LTIP replaces the retention incentive plan in which they previously participated. The payment and vesting of each performance award is determined after a three-year performance period ending on December 31, 2014 (“Long-Term Performance Period”), based on Ryland’s Total Shareholder Return (“TSR”) performance over the Long-Term Performance Period in comparison to the TSR performance of a comparative peer group selected by the Compensation Committee (“Industry Peer Group”). For purposes of computing TSR, the beginning stock price is the opening stock price on the first trading day following January 1, 2012 and the ending stock price is the closing stock price on the last trading day prior to December 31, 2014. Any dividend payments over the Long-Term Performance Period by a company are deemed received by a stockholder and added to the value received by the stockholder over the Long-Term Performance Period. TSR is calculated by measuring the difference between the beginning stock price and the ending stock price plus any dividends paid by a company over the Long-Term Performance Period and dividing that amount by the beginning stock price. If Ryland’s TSR over the Long-Term Performance Period is at or above the 50th percentile when ranked against the TSR over the Long-Term Performance Period of each of the companies in the Industry Peer Group, the multiplier that is applied to the target performance award in order to calculate the actual amount of the performance award (the “Relative Performance Multiplier”) is one (1). If Ryland’s TSR over the Long-Term Performance Period is between the 50th and zero (0) percentiles when ranked against the TSR over the Long-Term Performance Period of each of the companies in the Industry Peer Group, the Relative Performance Multiplier is determined using straight line interpolation (between zero and one) based on the actual percentile ranking of Ryland relative to the Industry Peer Group, such that for each percentile of the ranking of Ryland’s TSR performance below the 50th percentile in comparison to the Industry Peer Group performance, there is a reduction of two percent (2%) of the maximum Relative Performance Multiplier of one (1). By way of example, a ranking at the 38th percentile of relative total stockholder performance would result in a Relative Performance Multiplier of 0.76. If the executive’s employment with Ryland is terminated prior to December 31, 2014 for any reason other than the executive’s death, disability or retirement, the executive’s performance award is forfeited and terminated in full. The executive’s performance award will immediately vest in full upon the executive’s death, disability or retirement and upon the occurrence of a “change-of-control.” The maximum amounts of the performance awards that can be earned by the Named Executive Officers at the end of the Long-Term Performance Period are as follows: Mr. Nicholson, $844,000; Mr. Milne, $481,000; Mr. Skelly, $250,000; Mr. Fristoe, $203,000; and Mr. Geckle, $203,000.

Equity Incentive Plan

Ryland’s 2011 Equity and Incentive Plan (“Equity Incentive Plan”) permits the granting of stock options, restricted stock awards, stock units or any combination of the foregoing to Ryland’s employees, officers and others providing services to Ryland. Ryland has issued both stock options and restricted stock units to its Executive Officers under the Equity Incentive Plan.

RYLAND GROUP – 2013 Proxy Statement   40

Back to Contents

Restricted Stock Unit Grants

On March 1, 2012, Ryland’s Executive Officers received grants of restricted stock units. These grants of restricted stock units to Executive Officers vest ratably in annual installments over a three-year period with the first installments vesting on March 1, 2013. The amount of the award was determined based on Ryland achieving targeted levels of adjusted consolidated net earnings, home sales and home closings for 2012. More information on this award and the related performance criteria is set forth in the section entitled “Equity Incentive Awards” on page 29 of this Proxy Statement. Based on Ryland’s adjusted consolidated net earnings, home sales and home closings for 2012, the Executive Officers received grants of restricted stock awards that were 124 percent of their targeted awarded levels. The receipt of the 2012 grant is conditioned on the continuing employment of the Executive Officer on the applicable vesting dates. Prior restricted stock unit grants to Executive Officers included cash dividend equivalent payments with respect to the unvested restricted stock units as of each dividend payment date related to Ryland’s Common Stock. In 2012, Ryland amended its form of restricted stock unit agreement for any current or future grants to defer the receipt of cash dividend equivalent payments until the vesting of the related restricted stock units. Upon vesting, these awards are paid 50 percent in shares of Ryland’s Common Stock and 50 percent in cash equal to the fair market value of the restricted stock units on the date of vesting. Payment of 50 percent of the fair market value of the vested restricted stock units in cash permits the satisfaction of any applicable tax withholding required in connection with the vesting of these units. In the case of a “change-of-control” of Ryland, the unvested restricted stock units vest and are paid in full.

Stock Option Awards

On March 1, 2012, the Named Executive Officers received grants of stock options to purchase Ryland Common Stock in the following amounts: Mr. Nicholson, 175,000 shares; Mr. Milne, 50,000 shares; Mr. Skelly, 20,000 shares; Mr. Fristoe, 10,000 shares; and Mr. Geckle, 10,000 shares. The exercise price for these grants is $18.22 per share, which was the closing market price of Ryland’s Common Stock on the grant date of March 1, 2012. Effective October 1, 2012, the Compensation Committee amended the stock option agreements for these grants to add a condition to the exercisability that requires Ryland’s stock price to be greater than or equal to 150 percent of the exercise price. These grants of stock options vest ratably in equal annual installments over a three-year period with the first installment vesting on the first anniversary date of the date of grant and must be exercised within seven years of the date of grant. In the case of a “change-of-control” of Ryland, any unvested stock option awards shall vest and become immediately exercisable.

Proportional Relationship of Salary and Bonus to Total Compensation

The Named Executive Officers receive approximately one-third of their total compensation in the form of salary and annual bonus incentive payments. Approximately 50-60 percent of their total compensation is received in the form of Common Stock related awards of stock options and restricted stock units. The Compensation Committee has determined that a majority of executive compensation shall be delivered in the form of equity compensation that further aligns our executive’s compensation with the interests of our stockholders. As a result, a significant portion of the total compensation of Executive Officers is dependent on the long-term performance of Ryland’s Common Stock. An illustration of the proportional relationship of salary and bonus to total compensation for Executive Officers is provided in the graphs on page 23 of this Proxy Statement.

RYLAND GROUP – 2013 Proxy Statement   41

Back to Contents

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

	Option Awards					Stock Awards
						Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(8)	Equity Incentive Plan Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date				Number of Unearned Shares or Units That Have Not Vested		Market Value of Unearned Shares or Units That Have Not Vested(8)
	Exercisable	Unexercisable
Larry T. Nicholson	14,000	–		$40.00	2/25/14	41,667	(4)	$1,520,846	140,000	(9)	$5,110,000
	100,000	–		$27.38	10/1/13	10,000	(5)	$365,000	–		–
	106,000	–		$14.13	3/1/14	83,333	(6)	$3,041,655	–		–
	116,667	58,333	(1)	$23.27	3/1/15	8,371	(7)	$305,542	–		–
	58,334	116,666	(2)	$16.52	3/1/16	–		–	–		–
	–	175,000	(3)	$18.22	3/1/19	–		–	–		–
Gordon A. Milne	60,000	–		$40.00	2/25/14	16,667	(4)	$608,346	94,240	(9)	$3,439,760
	33,333	16,667	(1)	$23.27	3/1/15	33,333	(6)	$1,216,655	–		–
	16,667	33,333	(2)	$16.52	3/1/16	4,774	(7)	$174,251	–		–
	–	50,000	(3)	$18.22	3/1/19	–		–	–		–
Peter G. Skelly	14,000	–		$40.00	2/25/14	10,667	(4)	$389,346	78,120	(9)	$2,851,380
	6,667	3,333	(1)	$23.27	3/1/15	26,666	(6)	$973,309	–		–
	–	13,333	(2)	$16.52	3/1/16	2,480	(7)	$90,520	–		–
	–	20,000	(3)	$18.22	3/1/19	–		–	–		–
David L. Fristoe	30,000	–		$40.00	2/25/14	8,333	(4)	$304,155	44,640	(9)	$1,629,360
	6,667	3,333	(1)	$23.27	3/1/15	16,666	(6)	$608,309	–		–
	3,334	6,666	(2)	$16.52	3/1/16	2,009	(7)	$73,329	–		–
	–	10,000	(3)	$18.22	3/1/19	–		–	–		–
Timothy J. Geckle	30,000	–		$40.00	2/25/14	8,333	(4)	$304,155	44,640	(9)	$1,629,360
	6,667	3,333	(1)	$23.27	3/1/15	16,666	(6)	$608,309	–		–
	3,334	6,666	(2)	$16.52	3/1/16	2,009	(7)	$73,329	–		–
	–	10,000	(3)	$18.22	3/1/19	–		–	–		–

(1)

These unexercisable stock options were granted on March 1, 2010, and vest on March 1, 2013, if the Executive Officers are employed by Ryland on that date.

(2)

These unexercisable stock options were granted on March 1, 2011, and vest ratably in two remaining installments on March 1 of 2013 and 2014, if the Executive Officers are employed by Ryland on those dates.

(3)

These unexercisable stock options were granted on March 1, 2012, and vest ratably in three annual installments on each March 1 of 2013, 2014 and 2015, if the Executive Officers are employed by Ryland on those dates.

(4)

These unvested restricted stock units were granted on March 1, 2010, conditioned on Ryland achieving an adjusted consolidated net loss of $5 million or less in 2010. This performance criteria was satisfied. Therefore, the Executive Officers will vest in these unvested restricted stock units on March 1, 2013, if they are employed by Ryland on that date.

(5)

These unvested restricted stock units were granted on April 30, 2010, and were not subject to performance criteria. Therefore, Mr. Nicholson will vest in these unvested restricted stock units on April 30 2013, if he is employed by Ryland on that date.

(6)

These unvested restricted stock units were granted on March 1, 2011, conditioned on Ryland achieving positive adjusted consolidated net earnings in 2011. This performance criteria was satisfied. Therefore, the Executive Officers will vest in one-half of these unvested restricted stock units on each March 1 of 2013 and 2014, if they are employed by Ryland on those dates.

(7)

These unvested restricted stock units were granted as awards pursuant to the 2011 Retention Incentive Plan based on a targeted range of Ryland’s 2011 adjusted return on equity performance. Based on Ryland’s adjusted return on equity for 2011, the Executive Officers received 59.6 percent of their award targets. The Executive Officers will receive one-half of these unvested restricted stock units on each January 2 of 2013 and 2014, if they are employed by Ryland on December 31 of 2012 and 2013, respectively.

(8)

The market value of the restricted stock units equals the number of restricted stock units times the closing price of Ryland’s Common Stock which was $36.50 per share on December 31, 2012.

(9)

These unvested restricted stock units were granted on March 1, 2012. The amounts of these grants were determined by Ryland’s adjusted consolidated net earnings, home sales and home closings for 2012. Based on actual results achieved by Ryland, the Executive Officers received restricted stock unit grants that were 124 percent of their target amounts. Mr. Nicholson agreed to relinquish the rights to 15,000 units of his restricted stock unit grant in response to a request by the Compensation Committee to adjust his 2012 compensation. The Executive Officers will vest in one-third of these unvested restricted stock units on each March 1 of 2013, 2014 and 2015, if they are employed by Ryland on those dates.

RYLAND GROUP – 2013 Proxy Statement   42

Back to Contents

OPTION EXERCISES AND STOCK VESTED IN 2012

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise		Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
Larry T. Nicholson	14,000	(1)	$170,677	4,185	(10)	$78,346
	–		–	35,333	(11)	$643,767
	–		–	41,666	(12)	$759,155
	–		–	41,667	(13)	$759,173
	–		–	10,000	(14)	$225,100
	–		–	38,827	(15)	$794,012
Gordon A. Milne	20,000	(2)	$93,960	2,387	(10)	$44,695
	10,000	(3)	$50,536	11,667	(11)	$212,573
	30,000	(4)	$382,812	16,666	(12)	$303,655
	–		–	16,667	(13)	$303,673
Peter G. Skelly	4,760	(5)	$67,758	1,240	(10)	$23,218
	6,667	(6)	$124,706	9,000	(11)	$163,980
	–		–	10,666	(12)	$194,335
	–		–	13,334	(13)	$242,945
David L. Fristoe	10,200	(7)	$45,458	1,004	(10)	$18,803
	–		–	6,667	(11)	$121,473
	–		–	8,333	(12)	$151,827
	–		–	8,334	(13)	$151,845
Timothy J. Geckle	15,000	(8)	$75,150	1,004	(10)	$18,803
	15,000	(9)	$215,789	6,667	(11)	$121,473
	–		–	8,333	(12)	$151,827
	–		–	8,334	(13)	$151,845

(1)

Mr. Nicholson exercised 14,000 vested stock options on October 26, 2012 from a February 26, 2003 grant with a $20.99 per share option exercise price. The per share market value of the options upon exercise and sale was $33.18.

(2)

Mr. Milne exercised 20,000 vested stock options on August 16, 2012 from a February 26, 2003 grant with a $20.99 per share option exercise price. The per share market value of the options upon exercise and sale was $25.69.

(3)

Mr. Milne exercised 10,000 vested stock options on August 22, 2012 from a February 26, 2003 grant with a $20.99 per share option exercise price. The per share market value of the options upon exercise and sale was $26.04.

(4)

Mr. Milne exercised 30,000 vested stock options on October 26, 2012 from a February 26, 2003 grant with a $20.99 per share option exercise price. The per share market value of the options upon exercise and sale was $33.75.

(5)

Mr. Skelly exercised 4,760 vested stock options on November 1, 2012 from a February 26, 2003 grant with a $20.99 per share option exercise price. The per share market value of the options upon exercise and sale was $35.22.

(6)

Mr. Skelly exercised 6,667 vested stock options on November 1, 2012 from a March 1, 2011 grant with a $16.52 per share option exercise price. The per share market value of the options upon exercise and sale was $35.22.

(7)

Mr. Fristoe exercised 10,200 vested stock options on August 9, 2012 from a February 26, 2003 grant with a $20.99 per share option exercise price. The per share market value of the options upon exercise and sale was $25.45.

(8)

Mr. Geckle exercised 15,000 vested stock options on August 17, 2012 from a February 26, 2003 grant with a $20.99 per share option exercise price. The per share market value of the options upon exercise and sale was $26.00.

(9)

Mr. Geckle exercised 15,000 vested stock options on November 2, 2012 from a February 26, 2003 grant with a $20.99 per share option exercise price. The per share market value of the options upon exercise and sale was $35.38.

(10)

Pursuant to the 2011 Retention Incentive Plan, these restricted stock units were earned on January 24, 2012. The per share market value of the vested restricted stock units on January 24, 2012 was $18.72, which was the closing price of Ryland’s Common Stock on that date. The payment of these vested restricted stock units was provided 50 percent in stock and 50 percent in cash. Therefore, the market value of the shares of Common Stock received by each of the officers was as follows: Mr. Nicholson, $39,162; Mr. Milne, $22,333; Mr. Skelly, $11,606; Mr. Fristoe, $9,397; and Mr. Geckle, $9,397; and the cash amount received by each of the officers was as follows: Mr. Nicholson, $39,184; Mr. Milne, $22,362; Mr. Skelly, $11,612; Mr. Fristoe, $9,405; and Mr. Geckle, $9,405.

RYLAND GROUP – 2013 Proxy Statement   43

Back to Contents

(11)

These restricted stock units vested on March 1, 2012 and were granted on March 1, 2009. The per share market value of the vested restricted stock units on March 1, 2012, was $18.22, which was the closing price of Ryland’s Common Stock on that date. The payment of these vested restricted stock units was provided 50 percent in stock and 50 percent in cash. Therefore, the market value of the shares of Common Stock received by each of the officers was as follows: Mr. Nicholson, $321,874; Mr. Milne, $106,277; Mr. Skelly, $81,990; Mr. Fristoe, $60,727; and Mr. Geckle, $60,727; and the cash amount received by each of the officers was as follows: Mr. Nicholson, $321,893; Mr. Milne, $106,295; Mr. Skelly, $81,990; Mr. Fristoe, $60,745; and Mr. Geckle, $60,745.

(12)

These restricted stock units vested on March 1, 2012 and were granted on March 1, 2010. The per share market price of the vested restricted stock units on March 1, 2012, was $18.22, which was the closing price of Ryland’s Common Stock on that date. The payment of these vested restricted stock units was provided 50 percent in stock and 50 percent in cash. Therefore, the market value of the shares of Common Stock received by each of the officers was as follows: Mr. Nicholson, $379,577; Mr. Milne, $151,827; Mr. Skelly, $97,167; Mr. Fristoe, $75,905; and Mr. Geckle, $75,905, and the cash amount received by each of the officers was as follows: Mr. Nicholson, $379,577; Mr. Milne, $151,827; Mr. Skelly, $97,167; Mr. Fristoe, $75,923; and Mr. Geckle, $75,923.

(13)

These restricted stock units vested on March 1, 2012 and were granted on March 1, 2011. The per share market value of the vested restricted stock units on March 1, 2012, was $18.22, which was the closing price of Ryland’s Common Stock that date. The payment of these vested restricted stock units was provided 50 percent in stock and 50 percent in cash. Therefore, the market value of the shares of Common Stock received by each of the officers was as follows: Mr. Nicholson, $379,577; Mr. Milne, 151,827; Mr. Skelly, $121,473; Mr. Fristoe, $75,923; and Mr. Geckle, $75,923, and the cash amount received by each of the officers was as follows: Mr. Nicholson, $379,595; Mr. Milne, $151,845; Mr. Skelly, $121,473; Mr. Fristoe, $75,923; and Mr. Geckle, $75,923.

(14)

Mr. Nicholson vested on April 30, 2012, in these restricted stock units which were granted on April 30, 2010. The per share market value of the vested restricted stock units on April 30, 2012, was $22.51, which was the closing price of Ryland’s Common Stock on that date. The payment of these vested restricted stock units was provided 50 percent in stock and 50 percent in cash. Therefore, the market value of the shares of Common Stock received by Mr. Nicholson was $112,550 and the cash amount received by Mr. Nicholson was $112,550.

(15)

Mr. Nicholson vested on June 1, 2012, in these restricted stock units which were granted on June 1, 2009. The per share market value of the vested restricted stock units on June 1, 2012, was $20.45, which was the closing price of Ryland’s Common Stock on that date. The payment of these vested restricted stock units was provided 50 percent in stock and 50 percent in cash. Therefore, the market value of the shares of Common Stock received by Mr. Nicholson was $396,996 and the cash amount received by Mr. Nicholson was $397,016.

RYLAND GROUP – 2013 Proxy Statement   44

Back to Contents

2012 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefit at December 31, 2012
Larry T. Nicholson	SESRP	5	(1)	$988,652
Gordon A. Milne	SESRP	5	(1)	$1,535,449
Peter G. Skelly	SESRP	4		$527,024
David L. Fristoe	SESRP	5	(1)	$1,057,858
Timothy J. Geckle	SESRP	5	(1)	$1,506,462
(1) Messrs. Nicholson, Milne, Fristoe and Geckle are fully vested in the SESRP Benefit because they completed the 5-year requirement for full vesting.

Ryland established the Senior Executive Supplemental Retirement Plan (“SESRP”) for the benefit of Executive Officers. The SESRP gives participants the opportunity to receive a benefit in the form of 15 annual payments in the amount of $150,000 each, or the present value equivalent of this benefit payment in a lump sum cash payment calculated using a discount rate equal to Ryland’s “cost of money,” as defined in the SESRP, for the year in which the participant reaches the age of 60 (“SESRP Benefit”). A participant can receive an increase to their SESRP Benefit for each day of service provided by a participant after their 60th birthday at an interest rate equal to Ryland’s “cost of money” for the year in which the days of service are completed. Messrs. Milne and Geckle’s present value of Accumulated Benefit at December 31, 2012 was calculated at the “cost of money” rate of 6.02 percent for 2012, pro-rated based on the number of days remaining from the day following their 60th birthday through year-end. Participants vest at the rate of 20 percent per year on each anniversary date of their participation in the SESRP provided they are continuously employed by Ryland from commencement of participation in the SESRP through the date of vesting. Messrs. Nicholson, Milne, Fristoe and Geckle are fully vested in the SESRP Benefit. Mr. Skelly began his participation in the SESRP in 2008 and was 80 percent vested on December 31, 2012. Participants are fully vested in the SESRP Benefit upon the occurrence of a “change-of-control” or an “involuntary termination of employment without cause” as defined in the plan. Payment of a participant’s vested SESRP Benefit will begin on the later of the date that is six months after the date of the participant’s “separation from service” or within 60 days of the first day of January following the participant’s 60th birthday, unless the participant elects a later January 1 payment date, which date may be no later than the January 1 following his 65th birthday. The present value equivalent of the accumulated benefit at December 31, 2012 for participants in the SESRP was calculated using the applicable vested percent of the full-benefit payment stream with payout beginning on January 1 following the participant’s 60th birthday for 15 years in a lump sum payment in the amount of the present value equivalent of the benefit calculated using an 8 percent discount rate, and then discounting such amount back to present value on December 31, 2012, using a 7 percent discount rate. The terms of the SESRP are set forth in the plan document, and the description contained in this Proxy Statement is subject to and governed by the plan document.

RYLAND GROUP – 2013 Proxy Statement   45

Back to Contents

2012 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2012	Company Contributions in 2012(1)	Aggregate Earnings/(Losses) in 2012(2)	Aggregate Withdrawals/ Distributions in 2012	Aggregate balance at December 31, 2012(3)
Larry T. Nicholson	$211,249	$ 98,124	$36,542	–	$ 522,573
Gordon A. Milne	$83,933	$ 35,389	$15,777	–	$ 217,856
Peter G. Skelly	$88,968	$ 36,984	$3,289	–	$ 202,891
David L. Fristoe	$36,602	$ 16,404	$8,613	–	$ 106,660
Timothy J. Geckle	–	–	–	–	–

(1)

Matching contributions to the EDDCP II made by Ryland are also included in the “All Other Compensation” column of the “Summary Compensation Table” on page 36 of this Proxy Statement.

(2)

Represents earnings or losses related to participants’ accounts that are invested in a variety of independently managed investment funds available under the plan.

(3)

This aggregate balance represents the participants’ accounts in the EDDCP II, which is the nonqualified deferred compensation plan maintained by Ryland.

All contributions set forth in the table above are pursuant to Ryland’s Executive and Director Deferred Compensation Plan II (“EDDCP II”) which allows executives to defer receipt of a portion of base salary and annual bonus. Participants are eligible to receive matching contributions from Ryland in an amount equal to 50 cents for each dollar contributed by a participant up to 6 percent of a participant’s annual base salary and bonus. These contributions are in excess of the limitations on contributions that apply to Ryland’s qualified deferred compensation plan known as the Retirement Savings Opportunity Plan. Ryland’s matching contributions vest upon the earlier of one-third at the end of each of the executive’s first three years of service, or the death, disability or retirement of the executive or a “change-of- control” of Ryland. As of December 31, 2012, all of the Named Executive Officers had fully vested in Ryland’s matching contributions due to their length of employment with Ryland.

Under the EDDCP II, participants make irrevocable deferral elections for their compensation prior to the end of the year preceding the plan year in which the services giving rise to the compensation to be deferred are performed or, at the discretion of the Committee administering the plan, prior to six months before the end of the performance service period for the compensation being deferred if the compensation is determined to be “performance-based.” Participants may defer up to 100 percent of their annual base salary and bonus in the EDDCP II. For purposes of the EDDCP II, compensation that qualifies for deferral does not include amounts earned or paid under Ryland’s long-term or retention incentive award plans, personal health and services allowance, executive health and fitness benefit, discretionary bonuses, stock options, fringe benefits, relocation expenses, non-monetary awards and other allowances paid to an executive for employment services rendered.

The value of aggregate earnings or losses in deferred accounts within the EDDCP II is determined based upon the performance of investment funds selected by the participant from a range of choices provided by Ryland and the plan administrator. Changes to investment fund elections may be made by the participants from time-to-time, and changes to the selection of funds available under the plan may be made by Ryland at any time upon a minimum of a month’s notice to plan participants.

Participants may elect to receive distributions from their accounts under the EDDCP II on a fixed payment date, upon determination of disability or the occurrence of a “change-in-control,” or after six months from the date of their “separation from service” with Ryland in the form of a lump sum cash payment or up to 15 annual installments. Participants also may withdraw their funds due to an unforeseeable financial emergency at the sole discretion of Ryland.

RYLAND GROUP – 2013 Proxy Statement   46

Back to Contents

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Potential Payments under Mr. Nicholson’s CEO Severance Agreement

In accordance with Mr. Nicholson’s CEO Severance Agreement dated December 17, 2009, if Mr. Nicholson’s employment is terminated by Ryland without “cause,” he receives a lump sum cash payment equal to the aggregate amount of 24 months of his annual base salary as in effect prior to the date of notice of termination. Additionally, Mr. Nicholson’s participation in the life, medical, dental, vision, AD&D, prescription drug, long-term disability and executive medical reimbursement programs provided by Ryland prior to the date of notice of termination are continued or equivalent benefits provided by Ryland for a period of two years. Also, Ryland will pay to Mr. Nicholson a lump sum cash payment equal to the value of coverage under Ryland’s executive life insurance program as well as the value of the personal health services allowance for a period of 24 months. Ryland will pay Mr. Nicholson a prorated share of his annual bonus incentive payment for the year in which the termination occurs and he will receive a payment of all benefits to which he has a vested right at the time of termination. Mr. Nicholson shall fully vest in any unvested grants of equity stock options and restricted stock unit awards as well as any unvested prior year awards or awards made for the year in which termination occurs under any incentive award plans. Also, in connection with a termination of employment without “cause,” Mr. Nicholson receives a separation from service lump sum cash payment equal to twice the highest amount of annual bonus incentive payment paid or payable in the three previous years prior to the year of termination of employment as well as a separation from service equity award equal to the highest restricted stock unit award granted during the three previous years. In the event the foregoing equity award cannot be made, Ryland will pay Mr. Nicholson a lump sum cash payment in an amount equal to the fair market value of such shares. In accordance with the “Policy Regarding Stockholder Approval of Severance Agreements,” which is discussed on page 33 of this Proxy Statement, all payments and benefits provided above may not exceed the “Severance Benefits Limitation” set forth in the Severance Policy.

The table below sets forth the assumed amount of payments that would be paid to Mr. Nicholson if there had been a termination of his employment by Ryland without “cause” on December 31, 2012.

PAYMENTS TO MR. NICHOLSON UPON A TERMINATION OF EMPLOYMENT BY RYLAND WITHOUT “CAUSE” ON DECEMBER 31, 2012

Twenty-four months of annual base salary	$1,800,000
2012 annual bonus incentive payment	$1,500,000
Value of health and welfare benefits for two years	$86,285
Lump sum cash payment equal to the value of additional benefits for two years	$188,650
Accelerated vesting of equity awards	$16,492,021
Accelerated vesting of awards under the 2011 Retention Incentive Plan and 2012 Executive Officer Long-Term Incentive Plan	$1,057,546
Separation from service lump sum cash payment equal to twice the highest annual bonus paid in the three prior years	$3,000,000
Separation from service equity award equal to the highest restricted stock unit award granted during the three prior years	$4,562,500
TOTAL	$28,687,002

In the event that Mr. Nicholson’s employment is terminated by reason of death, his benefits are determined in accordance with Ryland’s retirement, Senior Executive Supplemental Retirement Plan, insurance or other applicable program then in effect. In addition, Ryland shall pay to Mr. Nicholson’s beneficiaries or estate a prorated share of his bonus for the year in which termination occurs as well as all benefits to which they have a right in accordance with the plan or agreement governing such benefits.

In the event that Mr. Nicholson becomes “disabled” and is unable to perform his duties for more than 120 days during any 12-month period or, in the reasonable determination of the Board of Directors, Mr. Nicholson’s “disability” would exist for more than 120 days, Ryland has the right to terminate his employment. Upon such termination, Ryland’s obligation to pay and provide compensation shall expire except that Ryland will pay to Mr. Nicholson a prorated share of his bonus for the year in which termination occurs. Additionally, Ryland will pay Mr. Nicholson his base salary through the effective date of termination and shall pay all benefits to which he has a vested right in accordance with the plan, document or agreement governing such benefits. “Disability” means the incapacity of Mr. Nicholson to engage in the performance of his duties with Ryland, due to injury, illness, disease or bodily or mental infirmity.

Mr. Nicholson may terminate his employment with Ryland at any time by giving the Board of Directors 90 day’s written notice prior to the effective date of termination. Upon termination, Ryland will pay Mr. Nicholson his base salary through the date of termination and all benefits to which he has a vested right. Mr. Nicholson will not receive an annual bonus for the year in which termination occurs.

RYLAND GROUP – 2013 Proxy Statement   47

Back to Contents

The Board of Directors may terminate Mr. Nicholson’s employment at any time for “cause” and Ryland will pay Mr. Nicholson his base salary through the date of termination. Mr. Nicholson will forfeit all rights and benefits he is entitled to receive including any right to a bonus for the year in which termination occurs, but excluding any benefits in which he has a vested right. “Cause” is defined as Mr. Nicholson’s willful and continued failure to perform the material duties of his position after receiving notice of and being given reasonable opportunity to cure such failure, willful misconduct demonstrably and materially injurious to Ryland, or conviction of a felony.

Potential Payments under Senior Executive Severance Agreements

Prior to 2006, Ryland entered into Senior Executive Severance Agreements with certain of its Executive Officers, including Messrs. Nicholson, Milne, Fristoe and Geckle. Pursuant to these agreements, upon a “separation from service” within a “change-of-control period,” the executives receive a lump sum cash payment equal to their unpaid salary for the remainder of the year in which the “separation from service” occurs, a pro rata bonus through the date of the “separation from service” based on the highest bonus earned by the executives in any of the three years prior to their termination, plus an amount equal to two times the highest “annual compensation” paid to them for any of the three years prior to their termination. In 2006, Ryland revised its form of Senior Executive Severance Agreement offered to new Executive Officers to comply with the newly adopted “Policy Regarding Stockholder Approval of Severance Agreements,” as discussed beginning on page 33 of this Proxy Statement. Mr. Skelly executed the revised form of Ryland’s Senior Executive Severance Agreement that is subject to the Policy. His agreement provides that upon a “separation from service” during a “change-of-control period,” he will receive a lump sum cash payment equal to a pro rata bonus through the date of the “separation from service” based on the target annual bonus for the year in which the “separation from service” occurs or in the absence of a specified target annual bonus for that year, the highest bonus earned by him in any of the last three years prior to termination, plus an amount equal to two times the highest “annual compensation” paid to him for any of the three years prior to termination. For purposes of all of the Senior Executive Severance Agreements, “annual compensation” means the sum of an executive’s annual base salary and bonus paid or earned even though paid in a subsequent year, and all amounts credited to the executive, vested and unvested, under any incentive compensation or other benefit or compensation plan of Ryland, including the long-term, retention and equity incentive award plans.

Further, upon “separation from service” during a “change-of-control period,” each of the executives receives two years participation, at no cost to them, in the life, accident and health insurance, employee welfare benefit and executive medical reimbursement plans in which they participate. The estimated cost for participation in these benefits for two years is as follows: Mr. Nicholson, $86,285; Mr. Milne, $63,257; Mr. Skelly, $86,885; Mr. Fristoe, $86,318; and Mr. Geckle, $85,848. In addition, the executives receive an equivalent cash payment for two years of continued participation in the personal health and services allowance, and benefits provided to the executive prior to the “change-of-control.” If any of the executives move their residence in order to pursue professional or career opportunities within two years after the date of their “separation from service” within a “change-of-control period,” they are reimbursed for any expenses incurred in relocating, including taxes payable on the reimbursement, any costs or commissions related to selling their homes, all moving expenses and any other benefits provided by Ryland under its relocation program. Messrs. Nicholson, Milne, Fristoe and Geckle will receive a lump sum cash payment equal to 10 percent of their “annual compensation” for the calendar year immediately preceding their termination of employment in lieu of the reimbursement for outplacement services. Under his Senior Executive Severance Agreement, Mr. Skelly is eligible to receive reimbursement for outplacement services used within two years of the date of his “separation from service” during a “change-of-control period” up to 25 percent of his “annual compensation” for the calendar year prior to the date of his “separation from service.”

The “change-of-control period” for the Senior Executive Severance Agreements begins on the date Ryland becomes aware of or enters into discussions or negotiations that could involve a “change-of-control” and ends on the earlier of two years after the effective date of a “change-of-control” or the date on which a “change-of-control” is no longer discussed or proposed to occur. For purposes of the Senior Executive Severance Agreements, a “change-of-control” occurs when: a) a third party acquires beneficial ownership of 20 percent or more of the voting power of Ryland’s outstanding voting securities; b) the first purchase of shares of Ryland’s Common Stock is made under a tender or exchange offer by a third party; c) during any two-year period, members of the Board of Directors at the beginning of the period cease for any reason to constitute a majority of the Board, unless the election of each new Director was approved by two-thirds of the Board members at the beginning of the two-year period who are still in office; or d) Ryland’s stockholders approve a merger, consolidation, liquidation or dissolution of Ryland, or the sale of all or substantially all of Ryland’s assets. For purposes of the Senior Executive Severance Agreements, a “separation from service” occurs when an executive’s employment is terminated by Ryland without “cause” or by the executive with “good reason.” The executive’s employment is terminated as of the date Ryland and the executive reasonably anticipate that no further services will be performed or that the bona fide services the executive will perform will permanently decrease to no more than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period. “Good reason” means a) the executive is assigned any duties or responsibilities that are inconsistent in any respect with his position, duties, responsibilities or status prior to a “change-of-control period”; b) Ryland requires the executive, without his consent, to be based at a location which is more than 50 miles from the executive’s then current primary residence; c) the executive’s base salary, bonus or any other benefits, incentive compensation or compensation plans are reduced; or d) the executive experiences in any year a reduction in the ratio of the executive’s incentive compensation, bonus or other such payments to his base compensation, or a reduction in the method of calculation of the executive’s incentive compensation, bonus or other such payment if these benefits or payments are calculated other than as a percentage of base salary.

RYLAND GROUP – 2013 Proxy Statement   48

Back to Contents

All rights, awards and benefits of the executives under Ryland’s benefit, incentive and equity plans immediately vest in full, and the executives receive the amount of these rights, awards and benefits in a lump sum cash payment equal to the amount of these rights, awards and benefits upon a “separation from service” within a “change-of-control period.”

At the request of the Compensation Committee, the Executive Officers agreed to amend their Senior Executive Severance Agreements to eliminate the payment by Ryland of additional amounts to cover any excise tax and interest and penalties. As amended, the Senior Executive Severance Agreements permit the Executive Officers to either choose to receive an “excess parachute payment” and pay the excise tax or reduce their payments in order that no portion of the payment is subject to the excise tax.

Pursuant to Ryland’s Senior Executive Supplemental Retirement Plan (the “SESRP”), vesting of benefits is accelerated immediately upon a “change-of-control” of Ryland or an “involuntary termination of employment without cause” as defined in the SESRP.

The table below sets forth the assumed amount of payments that would be paid to the Named Executive Officers in the event of a “separation from service” on December 31, 2012 within a “change-of-control period.”

PAYMENTS TO NAMED EXECUTIVE OFFICERS UPON A “SEPARATION FROM SERVICE” ON DECEMBER 31, 2012 WITHIN A “CHANGE-OF-CONTROL PERIOD”

	Larry T. Nicholson(4)	Gordon A. Milne	Peter G. Skelly	David L. Fristoe	Timothy J. Geckle
Two times highest “annual compensation” paid during 2009, 2010 or 2011	$16,042,300	$6,107,000	$3,933,800	$2,822,939	$2,822,939
Estimation of two years insurance and other benefits	$257,285	$196,257	$181,885	$154,718	$154,248
Accelerated vesting of deferred awards under the 2011 Retention Incentive Plan and 2012 Executive Officer Long-Term Incentive Plan	$1,057,546	$602,800	$313,273	$254,251	$254,251
Accelerated vesting of unvested equity awards	$16,491,985	$7,152,383	$4,935,383	$2,938,552	$2,938,552
Outplacement assistance(1)	$600,690	$261,540	N/A	$122,045	$122,045
Acceleration of SESRP Benefit(2)	N/A	N/A	$131,756	N/A	N/A
TOTAL(3)	$34,449,806	$14,319,980	$9,496,097	$6,292,505	$6,292,035

(1)

Lump sum cash payment equal to 10 percent of 2011 “annual compensation” for the executives named above except Mr. Skelly who is eligible to receive reimbursement for the costs of all outplacement assistance he receives up to 25 percent of his “annual compensation,” which potential reimbursement amount is not determinable at this time.

(2)

Messrs. Nicholson, Milne, Fristoe and Geckle are fully vested in their SESRP Benefit.

(3)

In accordance with their amendments to their Senior Executive Severance Agreements, the executives agreed to the option that this total payment may be reduced to ensure that no portion of the payment is subject to the 280G excise tax. Based on the total payments in the table that would be received by an executive for a “separation from service” on December 31, 2012 within a “change-of-control period,” the only executive with a total payment that exceeds the Section 280G excise tax threshold is Mr. Nicholson. If Mr. Nicholson chose to reduce his payment so that no portion is subject to the Section 280G excise tax, his total payment would be $30,408,972.

(4)

Mr. Nicholson’s CEO Severance Agreement sets forth the terms and conditions that are applicable if Mr. Nicholson’s employment is terminated in the future as a result of his death or disability, a voluntary termination by Mr. Nicholson, a termination by Ryland without “cause” and a termination for “cause.” In the event of a “change-of-control,” Mr. Nicholson has the option to have a separation from service governed by the provisions of his Senior Executive Severance Agreement or the CEO Severance Agreement. The amounts reflected in the table above are pursuant to his Senior Executive Severance Agreement.

RYLAND GROUP – 2013 Proxy Statement   49

Back to Contents

PROPOSAL NO. 2    ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking our stockholders to indicate their support for our Executive Officer compensation program as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their view on our Executive Officers’ compensation.

The Board of Directors unanimously recommends that the stockholders vote FOR this proposal and requests approval of the following resolution:

"RESOLVED, that the compensation paid to Ryland’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement, is hereby APPROVED."

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. Please read the “2013 Compensation Discussion and Analysis” beginning on page 20 for detailed information about our executive compensation programs.

The Compensation Committee continually reviews our Executive Officers’ incentive compensation programs to assure that these programs align our executive compensation structure with Ryland’s achievement of improved profitability and financial and operational performance as well as with our stockholders’ interests. As a result of this review process, the Compensation Committee has designed our executive compensation program in order that:

•

Our executives’ compensation consists primarily of performance-based long-term incentive and equity awards;

•

Our Executive Officers did not receive an increase in their base salary in 2010, 2011 or 2012 other than an increase resulting from the promotion of Mr. Skelly;

•

Our total compensation for our Executive Officers has been relatively consistent over the last three years, with an increase in 2012 that reflects an improvement in our financial and operational performance. These changes in compensation have been consistent with or below the level of performance of Ryland’s Total Shareholder Return (TSR) over the same period;

•

We have selected different performance metrics for our short-term and long-term incentive compensation programs that align with Ryland’s strategic goals and objectives;

•

We have voluntarily adopted key governance reforms anticipated in future SEC rulemaking, such as the adoption of a Clawback Policy that entitles us to recover incentive payments from executives who engage in certain misconduct as well as hedging and pledging restrictions;

•

The Compensation Committee works with an independent executive compensation consultant, Exequity, to assure that our executive compensation programs align with and demonstrate pay-for-performance measured executive compensation; and

•

We update our policies and procedures consistent with current recommended governance including adopting a bylaw amendment to require majority voting for the election of Directors and adopting policies relating to severance and extraordinary retirement benefits for our senior executives in response to stockholder proposals.

In response to questions and comments raised by stockholders in connection with the “Say-on-Pay” vote in preparation for the 2012 Annual Meeting of Stockholders, the Compensation Committee and Board of Directors undertook the following actions during 2012:

•

The Board of Directors amended the Severance Agreements with Executive Officers to eliminate the “tax gross-up” benefits that previously provided for a lump sum cash payment to Executive Officers in the event they have an “excess parachute payment” that is subject to the excise tax under Section 4999 of the Internal Revenue Code. The Executive Officers also agreed to give up the tax gross-ups they were receiving related to perquisites paid by Ryland. As a result, Ryland no longer provides tax gross-up payments to Executive Officers.

•

The Compensation Committee approved an amendment to Ryland’s form of Non-Qualified Stock Option Agreement for grants made to Executive Officers in 2012 to add a condition to the exercisability of stock options which requires that the stock option may only be exercised if and when Ryland’s stock price is greater than or equal to 150% of the grant price.

RYLAND GROUP – 2013 Proxy Statement   50

Back to Contents

•

The Compensation Committee approved the 2012 Executive Officer Long-Term Incentive Plan (the “LTIP”). For Executive Officers of Ryland, the LTIP replaces the retention incentive plan in which they previously participated. Under the terms of the LTIP, the Committee granted performance awards to Executive Officers contingent upon the achievement of long-term performance goals. The payment and vesting of each performance award will be determined after a three-year performance period, ending on December 31, 2014, based on Ryland’s Total Shareholder Return (“TSR”) performance over the performance period in comparison to the TSR performance of a comparative peer group selected by the Committee. Ryland’s TSR performance must meet or exceed the 50th percentile of the performance of the peer group to receive the performance award value. If Ryland’s performance falls below the 50th percentile level, the payment potential is reduced.

•

The Compensation Committee approved Stock Ownership Guidelines for its Executive Officers. These Guidelines mandate that Executive Officers shall own the fair market value of Ryland’s Common Stock that equals or exceeds the multiple of the executive’s then base salary as set forth below:

Position Title	Multiple of Annualized Base Salary
Chief Executive Officer	6x base salary
Executive Vice President	3x base salary
Other Executive Officers	2x base salary

•

The Compensation Committee revised the peer group of companies used to benchmark Ryland’s performance and executive compensation. The Committee expanded the peer group to include companies in the building product and real estate development industries. Based on revenues and market capitalization, the Committee selected companies that more closely align with the size of Ryland.

RYLAND GROUP – 2013 Proxy Statement   51

Back to Contents

PROPOSAL NO. 3    APPROVE RYLAND’S SENIOR EXECUTIVE PERFORMANCE PLAN

The Ryland Group, Inc. Senior Executive Performance Plan (the “Performance Plan”), which was approved by stockholders in 2008, was amended to revise and add performance metrics for the determination of annual bonuses for Executive Officers and was approved by the Compensation Committee of the Board of Directors on February 26, 2013 and by Ryland’s Board of Directors on February 27, 2013. The Performance Plan is intended to comply with Section 162(m) of the Code and the regulations promulgated thereunder, resulting in the tax deductibility of amounts payable under the Plan as performance-based compensation. In order to remain in compliance with Section 162(m) and maintain the tax deductibility of its short-term incentive performance-based compensation, Ryland is submitting the Performance Plan to its stockholders for approval. Compliance with Section 162(m) of the Code results in the tax deductibility of related compensation expense.

The Board of Directors recommends that the stockholders vote FOR the approval of Ryland’s Senior Executive Performance Plan. Approval of the Performance Plan maintains tax deductibility in compliance with Section 162(m) of the Code.

The Performance Plan is designed to permit the grant of annual bonuses that are intended to qualify as “performance-based compensation” not subject to Section 162(m)’s $1,000,000 deductibility cap, however, there can be no guarantee that amounts payable under the Performance Plan will be treated as qualified “performance-based compensation” under Section 162(m). In general, under Section 162(m), in order for Ryland to be able to deduct compensation in excess of $1,000,000 paid in any one year to Ryland’s Chief Executive Officer or any of Ryland’s three other most highly compensated Executive Officers (other than Ryland’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by Ryland’s stockholders at least once every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the Performance Plan, each of these aspects is discussed below, and, as noted above, stockholders are being asked under this Proposal to approve each of these aspects of the Performance Plan for purposes of the approval requirements of Section 162(m).

The Performance Plan promotes Ryland’s pay-for-performance philosophy by providing the CEO and other Executive Officers with direct financial incentives in the form of short-term annual cash bonuses that are based on the achievement of one or a combination of the following performance metrics:

(a)

Earnings or Profitability Metrics: including, but not limited to, earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, mortgage indemnification expense, early extinguishment of debt, stock-based compensation expense, changes in GAAP or critical accounting policies, or other extraordinary or non-recurring items, as specified by the Compensation Committee when establishing the performance goals;

(b)

Return Metrics: including, but not limited to, return on investment, assets, equity or capital (total or invested);

(c)

Cash Flow Metrics: including, but not limited to, operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; or working capital;

(d)

Liquidity Metrics: including, but not limited to, debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Compensation Committee;

(e)

Stock Price, Equity and other Financial Metrics: including, but not limited to, return on stockholders’ equity; total shareholder return; revenue (gross, operating or net); revenue growth; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio;

(f)

Strategic Metrics: including, but not limited to, growth in assets; market penetration; business expansion; land management; sales, net sales or closings; inventory control; inventory, land or lot improvement or reduction; acquisitions or divestitures; market share; and

RYLAND GROUP – 2013 Proxy Statement   52

Back to Contents

(g)

Customer Satisfaction Metrics which may be determined by the Compensation Committee in accordance with a customer satisfaction survey utilized by Ryland or other third party service or instrument utilized to measure customer satisfaction by Ryland and its customers.

A copy of the Performance Plan is attached to this Proxy Statement as Exhibit A. This summary description of the Performance Plan is qualified by reference to the Plan document.

The Performance Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the Performance Plan participants each year. Only officers of Ryland and its subsidiaries are eligible to participate. As of March 1, 2013, Ryland had six Executive Officers eligible to participate, all of which were selected by the Compensation Committee to participate for fiscal year 2013.

No later than 90 days after each fiscal year commences, the Compensation Committee will select the participants for that year and determine the formula under which each participant’s bonus will be determined, as well as any other objective terms and conditions that must be satisfied for the bonus to be earned. The bonus formula will be based on the achievement of one or more of the performance metrics contained in the Plan, all as determined by the Compensation Committee. The Compensation Committee will certify in writing the performance goals that have been satisfied. The maximum bonus payable under the Performance Plan to any one officer in any year may not exceed $7.5 million. The Compensation Committee may reduce or eliminate bonuses for any reason in its sole discretion, but may not increase the amount of bonus payable to any officer for a given year after the formula for that year has been established.

The Performance Plan may be amended at any time by the Compensation Committee, but it may not be amended without stockholder approval in any manner that would limit the deductibility of bonuses paid under the Performance Plan.

The actual amounts of bonus payments for the 2013 fiscal year under the Performance Plan are not currently determinable because such amounts are dependent on Ryland’s future profitability. If the Performance Plan were in effect for fiscal year 2012, bonuses would have been awarded under the Performance Plan and paid out in December 2012 to the following Executive Officers and groups as set forth below.

PLAN BENEFITS

PLAN NAME: SENIOR EXECUTIVE PERFORMANCE PLAN

Name and Position	Value $
Named Executive Officers
Larry T. Nicholson – President and Chief Executive Officer	$1,500,000
Gordon A. Milne – Executive Vice President and Chief Financial Officer	$400,000
Peter G. Skelly – Senior Vice President and President of Ryland’s Homebuilding Operation	$562,000
David L. Fristoe – Senior Vice President and Chief Accounting Officer	$250,000
Timothy J. Geckle – Senior Vice President and General Counsel	$250,000
Executive Group (includes Named Executive Officers)	$3,212,000
Non-Executive Director Group (not eligible for plan)	n/a
Non-Executive Officer Employee Group (not eligible for plan)	n/a

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Ryland’s equity compensation plan information as of December 31, 2012, is summarized as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	4,193,640	$ 26.92	3,174,108
Equity compensation plans not approved by stockholders(1)	-	-	-
(1) Ryland does not have any equity compensation plans that have not been approved by stockholders

RYLAND GROUP – 2013 Proxy Statement   53

Back to Contents

PROPOSAL NO. 4    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit Ryland’s consolidated financial statements for the fiscal year ending December 31, 2013 and, therefore, recommends stockholder approval of the ratification of Ernst & Young LLP to act as Ryland’s independent registered public accounting firm. Representatives of Ernst & Young LLP are expected to attend the 2013 Annual Meeting of Stockholders and will be available to respond to appropriate questions and, if they desire, to make a statement.

Neither Maryland or federal law, nor Ryland’s organizational documents require stockholder ratification of the appointment of Ernst & Young LLP as Ryland’s independent registered public accounting firm. Ryland is requesting ratification to enhance corporate governance. If Ryland’s stockholders do not ratify the appointment, the Audit Committee will evaluate its appointment of Ernst & Young LLP, but may still retain them.

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Ryland’s Independent Registered Public Accounting Firm for the 2013 Fiscal Year.

RYLAND GROUP – 2013 Proxy Statement   54

Back to Contents

AUDIT COMMITTEE REPORT

The Audit Committee oversees Ryland’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are “independent” as defined in the listing standards of the New York Stock Exchange, which is the exchange on which Ryland’s Common Stock is listed. The Board of Directors has determined that all of the members of the Audit Committee, which is composed of Directors Ned Mansour, Robert E. Mellor, Norman J. Metcalfe and Robert G. van Schoonenberg, are “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the independent registered public accounting firm, Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of Ryland’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, as well as the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) Rule 3200T. The Audit Committee discussed with Ryland’s Director of Internal Audit and independent registered public accounting firm the overall scope and plans for their respective audits. In addition, the Audit Committee has discussed with the Director of Internal Audit and independent registered public accounting firm, with and without management present, the results of their examinations, their evaluations of Ryland’s internal controls, and the overall quality of Ryland’s financial reporting. The Audit Committee received from the independent registered public accounting firm written disclosures and the letter regarding the auditors’ independence required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee noted that Ernst & Young LLP did not provide services subject to the category entitled “All Other Fees” set forth below, and concluded that Ernst & Young LLP’s independence was maintained. The Audit Committee discussed and assessed with management and Ernst & Young LLP, management’s report and Ernst & Young LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board of Directors approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC. The Audit Committee also approved the selection of Ernst & Young LLP as Ryland’s independent registered public accounting firm for 2013.

Audit Committee of the Board of Directors

Norman J. Metcalfe, Chairman
Ned Mansour
Robert E. Mellor
Robert G. van Schoonenberg

February 26, 2013

RYLAND GROUP – 2013 Proxy Statement   55

Back to Contents

FEES OF ERNST & YOUNG LLP

For the fiscal years ended December 31, 2012 and 2011, professional services for Ryland were performed by Ernst & Young LLP. Total fees billed by Ernst & Young LLP aggregated $1,040,500 and $829,300 for the fiscal years ended December 31, 2012 and 2011, respectively, and were composed of the following:

Audit Fees

The aggregate fees billed for the audit of the financial statements for the fiscal years ended December 31, 2012 and 2011 were $947,500 and $747,500, respectively. The audit fees also include reviews of the financial statements included in Ryland’s Quarterly Reports on Form 10-Q, testing and evaluating internal controls over financial reporting, and assistance with and review of documents filed with the SEC.

Audit-Related Fees

The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2012 and 2011 were $93,000 and $79,000, respectively. These fees are for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of Ryland’s financial statements, including employee benefit plan audits, attest services that are not required by statute or regulation, internal control reviews and other financial accounting/reporting matters.

Tax Fees

No fees for tax services were billed by Ernst & Young LLP for the fiscal year 2012. The aggregate fees billed for tax services for the fiscal year ended December 31, 2011 were $2,800. These fees relate to professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.

All Other Fees

No other fees were billed by Ernst & Young LLP in either fiscal year 2012 or fiscal year 2011.

The Audit Committee annually approves in advance each year’s engagement for audit services. The Audit Committee also established procedures for pre-approval of all audit-related, tax and permitted non-audit services provided by and fees paid to Ernst & Young LLP. Fees for any of these services that will exceed the pre-approval fee limits or fees not contemplated by the original pre-approval must be separately approved by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. Any fees pre-approved in this manner are reported to the Audit Committee at its next scheduled meeting. All services and fees described above were pre-approved by the Audit Committee.

RYLAND GROUP – 2013 Proxy Statement   56

Back to Contents

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon Ryland’s review of forms and reports filed and submitted to Ryland during 2012 for any person subject to Section 16 of the Exchange Act, there were no persons who failed to file reports required by Section 16(a) of the Exchange Act on a timely basis during 2012, except that due to administrative errors in connection with a change in personnel, Mr. Nicholson filed one late report covering six transactions and had two other transactions that were not reported on a timely basis; Mr. Milne had five transactions that were not reported on a timely basis; Mr. Fristoe had four transactions that were not reported on a timely basis; Mr. Geckle had four transactions that were not reported on a timely basis; and Mr. Skelly had seven transactions that were not reported on a timely basis. The transactions, which occurred on January 24, 2012 and March 1, 2012, were reported or amended on a subsequently filed report. Other than these transactions, since that time, all other reports and transactions were filed and reported on a timely basis during 2012 as required by Section 16(a) of the Exchange Act.

STOCKHOLDERS’ PROPOSALS

Proposals of stockholders intended to be presented at the 2014 Annual Meeting of Stockholders of Ryland must be received by Ryland on or before November 12, 2013, and must comply with the applicable rules of the SEC in order to be included in Ryland’s Proxy Statement and proxy relating to the 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act. In addition, in order for a stockholder proposal or Director nomination outside of Rule 14a-8 of the Exchange Act to come before the 2014 Annual Meeting of Stockholders, proposals and nominations must be made in accordance with Ryland’s Bylaws, which require appropriate notice to Ryland of the proposal or nomination not less than 75 days prior to the date of the Annual Stockholders’ Meeting. If less than 100 days’ notice of the date of the Annual Stockholders’ Meeting is given by Ryland, then Ryland must receive notice of the nomination or the proposal not later than the close of business on the 10th day following the date Ryland first mailed the notice or made public disclosure of the meeting. In this regard, notice is given that the 2014 Annual Meeting of Stockholders is expected to be held on the third Wednesday of April, 2014, or on or before the 30th day thereafter, as determined by the Board of Directors in accordance with Ryland’s Bylaws.

OTHER MATTERS

If any other business should come before the meeting, the proxy holders will vote according to their discretion.

RYLAND GROUP – 2013 Proxy Statement   57

Back to Contents

This page intentionally left blank.

RYLAND GROUP – 2013 Proxy Statement   58

Back to Contents

EXHIBIT A

The Ryland Group, Inc. Senior Executive Performance Plan

Purpose

The purpose of the Senior Executive Performance Plan (the “Plan”) is to set forth the terms on which annual bonuses will be paid to participating senior executives of The Ryland Group, Inc. and its subsidiaries (collectively the “Corporation”). The Plan is intended to permit the Corporation to deduct fully annual bonuses paid to senior executives in determining its federal income taxes in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and is effective as of its date of approval.

Administration

The Plan has been approved by and shall be administered by the Compensation Committee of the Board of Directors of the Corporation or a subcommittee of the Compensation Committee composed of two or more “outside directors” as defined in Section 162(m) and the regulations thereunder (the “Committee”). The Committee shall interpret the Plan and shall have the authority and duties set forth in the Plan.

Covered Officers

The Plan applies each fiscal year to those officers of the Corporation whose compensation would be subject to the limitations of Section 162(m) or the regulations thereunder for that year and such other officers of the Corporation as the Committee shall determine (each, a “Covered Officer”).

Bonuses

Each Covered Officer who is employed by the Corporation during a fiscal year while this Plan is in effect will be eligible to receive a bonus as established by the Committee, up to a maximum of $7,500,000, based on the achievement of one or more Performance Goals established using the list of Performance Factors detailed below. The Committee may reduce or eliminate bonuses for any reason in its sole discretion, but may not increase the amount of bonus payable to any Covered Officer for a given year after the formula for that year has been established.

Performance Factors

For purposes of ensuring that annual bonuses paid in accordance with the Plan to Covered Officers are deductible as qualified performance-based compensation within the meaning of Code Section 162(m), the Committee may provide that the granting, calculation, vesting and payment of annual bonuses are contingent upon the attainment of one or more pre-established, objective performance goals based on any, or any combination of, the following performance criteria as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups or an index covering multiple companies:

(a)

Earnings or Profitability Metrics: including, but not limited to, earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, mortgage indemnification expense, early extinguishment of debt, stock-based compensation expense, changes in GAAP or critical accounting policies, or other extraordinary or non-recurring items, as specified by the Committee when establishing the performance goals;

(b)

Return Metrics: including, but not limited to, return on investment, assets, equity or capital (total or invested);

(c)

Cash Flow Metrics: including, but not limited to, operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; or working capital;

RYLAND GROUP – 2013 Proxy Statement   59

Back to Contents

(d)

Liquidity Metrics: including, but not limited to, debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Committee;

(e)

Stock Price, Equity and other Financial Metrics: including, but not limited to, return on stockholders’ equity; total shareholder return; revenue (gross, operating or net); revenue growth; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio;

(f)

Strategic Metrics: including, but not limited to, growth in assets; market penetration; business expansion; land management; sales, net sales or closings; inventory control; inventory, land or lot improvement or reduction; acquisitions or divestitures; market share; and

(g)

Customer Satisfaction Metrics which may be determined by the Committee in accordance with a customer satisfaction survey utilized by the Corporation or other third party service or instrument utilized to measure customer satisfaction by the Corporation and its customers.

The Committee will determine and set forth in writing, not later than 90 days after the commencement of each fiscal year, (i) each Covered Officer who will participate in the Plan for that year, (ii) the determination of the Performance Factors used to determine any payment of annual bonuses with respect to each participating Covered Officer, and (iii) any other objective terms and conditions that must be satisfied for the Covered Officer to become eligible to receive payment of the annual bonus.

No bonus shall be paid pursuant to this Plan for any year until the performance goals and any other material terms of bonus eligibility are satisfied. The Committee will certify in writing that the performance goals have been met. Annual bonuses payable pursuant to the Plan shall be paid in cash in the last month of the performance period or year in which the bonus is earned and vested if the Committee is able to determine the achievement of the applicable performance goals or in the two and a half month period following the end of the year in which the bonus is earned and vested.

Miscellaneous

No Covered Officer may assign the right to receive any benefit under the Plan. The Committee may approve payment of any amount which a disabled or deceased Covered Officer would have earned under the Plan to the Covered Officer’s spouse or estate.

The Plan shall be submitted to the Corporation’s stockholders for approval in accordance with Section 162(m).

The Committee may amend or change the Plan at any time and in any manner, and may terminate the Plan at any time without obligation for payment of bonuses to Covered Officers for the year in which termination occurs. The Plan may not be amended or changed without stockholder approval if the amendment or change would limit the deductibility of bonuses paid pursuant to the Plan under Section 162(m).

RYLAND GROUP – 2013 Proxy Statement   60

ANNUAL MEETING OF STOCKHOLDERS OF

THE RYLAND GROUP, INC.

April 24, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available at - http://viewproxy.com/ryland/2013/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00033333333303000000 2 042413

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
William L. Jews	☐	☐	☐
Ned Mansour	☐	☐	☐
Robert E. Mellor	☐	☐	☐
Norman J. Metcalfe	☐	☐	☐
Larry T. Nicholson	☐	☐	☐
Charlotte St. Martin	☐	☐	☐
Robert G. van Schoonenberg	☐	☐	☐
2. Advisory vote to approve named executive officers' compensation.	☐	☐	☐
3. Approve Ryland's Senior Executive Performance Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code.	☐	☐	☐
4. Ratification of the appointment of Ernst & Young LLP as Ryland's independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

5. In their discretion upon other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of The Ryland Group, Inc. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" the election of Directors, and "FOR" proposals 2, 3 and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.